UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


           Date of Report: (Date of earliest reported): March 18, 2002

                                GLOBAL DECS CORP.
             (Exact name of registrant as specified in its charter)


      UTAH                            1-1767              87-0267213
(State of Incorporation)   (Commission File Number) (IRS Employer Identification No.)

                              1535 S.E. 17th Street
                               Suite 121, The Quay
                         Fort Lauderdale, Florida 33316
              (Address of Registrant's principal executive offices)

                                 (954) 463-0000
              (Registrant's telephone number, including area code)


                          836 Prospect Street, Suite 2B
                           La Jolla, California 92037
          (Former name or former address, if changed since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     In conjunction with the acquisition of PR Marine A.G., as disclosed in Item 2 hereof, Antonia Finance Limited, a British Virgin Islands corporation ("Antonia"), the former majority shareholder of Global DECS Corp. (the "Registrant" or "GDEC"), a Utah corporation, agreed to transfer fifty million one hundred thousand (50,100,000) shares of its restricted common stock in GDEC, to Marl Consultants Ltd., a Cyprus corporation ("Marl"), P Lordos Centre, Block B, 1st Floor, Limmassol 3300, Cyprus, pursuant to an Agreement dated March 18, 2002 (the "Antonia Agreement"), which is included in this Current Report as
Exhibit 99.1 hereof.

     The purpose of the Antonia Agreement, which was negotiated on an arms length basis, was to give sufficient incentive and consideration to Marl to introduce to GDEC its contacts and relationships in order to acquire other yachting related companies for the benefit of all GDEC shareholders. There is no material relationship between Antonia, its officers, directors, and their respective affiliates, on the one hand, and Marl or its officers, directors, and their respective affiliates, on the other.

     To the knowledge of management, Antonia's transfer of its shares to Marl effectively constitutes a change in control of the Registrant, with Marl as the new majority shareholder. The percentage of voting securities in the form of common shares of GDEC now beneficially owned by Marl is approximately seventy-eight percent (78%) of the issued and outstanding shares of GDEC as of the date hereof. The President and Director of Marl is Mr. Shahid Shafiq Vohra & Mrs. Erica S. Vohra.

     On March 18, 2002, in a Special Meeting of the Board of Directors of GDEC, Mr. Shahid Shafiq Vohra was appointed as the Chief Executive Officer, President and sole Director to replace Mr. Malcolm J. Gold, the former sole member of the Board of Directors and Chief Executive Officer, who then resigned his respective positions as an officer and director of GDEC with immediate effect. The Resolution of the Special Meeting of the Board of Directors of GDEC is included in this Current Report as Exhibit 99.2.

     Mr. Shahid Shafiq Vohra, age 45, Director Sales & Marketing is currently the President / CEO of PR MARINE Inc., which has a worldwide agency agreement with Superyachts Gmbh. Mr. Vohra has built a reputation in the yachting community for being able to close the deal on the best terms. The PR Marine brand success and popularity can be attributed to the talents of Mr. Vohra. During his tenure as sales and marketing director, he has achieved recognition in the industry as a sales leader. His close relationships with many Middle Eastern countries' rulers, and leading business personalities in India and the Middle East have lead to the sale of numerous PR Marine mega-yachts to Royalty, Presidents and wealthy Sheikhs. Mr. Vohra , an Indian national , now a resident of Fort Lauderdale , the capital of the yachting industry has been involved in concluding sales of the PR yachts to American clients, which are presently under construction in the German shipyard. Mr. Vohra will continue to oversee the Sales and Marketing for the enlarged yachting business at GDEC, with responsibility for the global marketing strategy involved in building the brand name for Superyachts Inc.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On March 19, 2002, in a Special Meeting of the Board of Directors of GDEC, GDEC approved the acquisition of one hundred percent (100%) of PR Marine A.G., a German corporation ("PR Marine"). In conjunction with the acquisition of PR Marine, one other officer and director was added to GDEC, being: Mr. H. Rudy Humpf, age 50, as a Director. The Resolution of the Special Meeting of the Board of Directors of GDEC is included in this Current Report as Exhibit 99.3.

     Mr. Rudolf Gunther Humpf, age 50, has thirty-two years experience as an engineer, and is the Technical Director at PR Marine. Job responsibility includes project management and all technical specifications for the yachts and sales promotion. Mr. Humpf's experience includes many years in the capacity as Chief Engineer in charge of technical re-conditioning of numerous yachting facilities including the Lauderdale Marine Center, Florida, Marine Mile Shipyard, Florida, Colonna Shipyard, Norfolk, Virginia, and the Bradford Marine Shipyard, Florida. Mr. Humpf has substantial relationships in the Middle East and Europe, having worked directly at the Royal Palaces of His Majesty King Hussein of Jordan and on a private yacht owned by the Prince of Thurn and Taxis of Germany.

     The Stock Purchase Agreement ("Stock Purchase Agreement") for the PR Marine A.G. acquisition by GDEC, dated March 19, 2002, is included in this Current Report as Exhibit 99.4. In consideration of the sale, transfer, conveyance, assignment and delivery by the shareholders ("Seller") of PR Marine A.G. to GDEC of One Hundred Percent (100%) of the shares of ownership of PR Marine (the "PR Marine Shares") and all of the Business, and in reliance upon the representations and warranties, covenants and other agreements made in the Stock Purchase Agreement by Seller, GDEC agreed to issue and deliver to Seller within thirty (30) days after the closing, five million (5,000,000) newly issued restricted common shares of stock in GDEC. The Closing was deemed to occur upon the execution of the Stock Purchase Agreement by all parties, which was completed on March 19, 2002.

     PR Marine has it principal offices at D-93309 Kelheim, Donau, Ludwigstr 8/1, Germany, and is engaged in the business of design, distribution and sale of of custom made yachts and related products, including apparel and other accessories bearing the "PR MARINE" brand name and logo. PR Marine has acquired an excellent client base and contacts and has developed designs and technical layouts and renderings for promoting the marketing and sales of luxury yachts in the worldwide markets. The company currently has a team of yacht brokerage sales people and technical professionals, with offices in Jabel Ali Free Zone, Dubai, in the United Arab Emirates, as well as in Bombay, India, and Fort Lauderdale, Florida, USA.

     PR Marine A.G. has an agreement to acquire its affiliated companies, PR Marine Inc. ("PRMI"), a Florida corporation and PR Marine ME Ltd. ("PRME"), a UAE corporation. PRMI and PRME are the regional sales agents for a yacht-building company in Germany, with offices in Dubai, UAE, and Fort Lauderdale, Florida, that sell custom built GRP yachts of 75 to 140 feet.

     On March 19, 2002, GDEC announced in a press release that it had completed the purchase of PR Marine A.G., pursuant to the terms of the Stock Purchase Agreement. The press release issued by GDEC concerning the Stock Purchase Agreement is included in this Current Report as Exhibit 99.5.

ITEM 5.  OTHER EVENTS.

Addition of Director to Board:

     On March 23, 2002, in a Special Meeting of the Board of Directors of GDEC, GDEC approved the appointment of one other director to be added to the Board of Directors, being: Mr. Marc C. Baron, age 37, as a Director. The Resolution of the Special Meeting of the Board of Directors of GDEC is included in this Current Report as Exhibit 99.7.

     Marc C. Baron, age 37, is a licensed Attorney at Law in Florida, with proven skills in management of complex organizations and tasks with specific expertise in technical environments, international business transactions, re-engineering inefficient processes, and improving personnel effectiveness. Since 1998, Mr. Baron has been President and Founder of Sea-Share Corporation, a company that develops, markets and operates a fractional ownership program for luxury yachts. From 1996 to 1998, he was Vice President at Global Financial Development Corporation, providing financial consulting for emerging companies and focused on developing strategies for capital acquisition. Mr. Baron is a former Lieutenant Naval Officer in the US Navy, and Naval Aviator with 27 flight missions in support of the Desert Storm Campaign. He holds a Series 63 license with the National Association of Securities Dealers (NASD), as well as a license with the Florida Department of Insurance. Mr. Baron is a graduate of the University of Miami School of Law, US Navy Electronic Warfare College, and Howard University.

     On March 25, 2002, GDEC announced in a press release that Mr. Baron had been added to the GDEC Board of Directors. The press release issued by GDEC concerning Mr. Baron is included in this Current Report as Exhibit 99.8.

Fraudulent Actions by Vector and Breach of Contract:

     GDEC disclosed in an earlier Form 8-K filing with the Commission dated November 20, 2001, that GDEC was assigned a contract, entitled "Asset Acquisition Agreement" ("Vector Contract"), to acquire the principal assets (the "Vector Assets") of Vector Medical Technologies, Inc., a Delaware corporation, based in Boca Raton, Florida ("Vector").

           The Vector Contract acknowledged that Vector is an undercapitalized company that does not have the necessary capital resources to continue its product development and distribution of the resulting medical products and for future development and commercial exploitation in the stream of commerce on a world-wide basis that would be required to fully implement their business plan. The Vector Contract further stated the following: "Vector is a development stage biopharmaceutical technology company focused on the commercial development, marketing, and distribution of products created from two biomedical breakthroughs. The first is a method of delivering ethical drugs into the human body, through the use of a biopolymer that transmits macromolecule drugs into the body. Vector has contracted for an exclusive license and an option to purchase the patent and related rights for the technology regarding a transdermal patch that may be placed on the skin, which may deliver into the body large moleclule drugs, such as insulin."

     After a thorough examination of the history of Vector and numerous discussions and meetings with various parties with whom Vector had originally contracted for the assets that were purportedly owned by Vector and represented in the Vector Contract by Vector that the Vector Assets could be sold to GDEC under the Assignment Agreement, GDEC has determined that Vector and its principals, including, but not limited to Dr. Michael Salit, have misrepresented their ownership of patents and have defrauded GDEC, Antonia, and others as a direct and proximate result of Vector's misrepresentations.

     Vector does not own any patents or have any option to purchase any patents for the technology regarding the Transdermal Patch for Large Molecule Drugs, according to SMLX Technologies, Inc., a public company (symbol: "SMLX"), which is the party with whom Vector had originally contracted to purportedly purchase a patent. SMLX has confirmed to GDEC that although they had a contract at one time with Vector, SMLX does not own any patents that have been issued regarding this technology and never agreed to sell Vector any patents.

     In fact, according to the various public filings with the Commission by AMERICARE HEALTH SCAN, INC. (symbol: "AMIT"), a public company in Miami, Florida, the patent for the transdermal patch technology is owned by AMIT. They stated in their filings that they are the owner of the transdermal patch technology, United States Patent No. 6,024,975 "Method for Transdermally Administering High Molecular Weight Drugs with a Polymer Skin Enhancer", application filed November 12, 1996, patent issued February 15, 2000, and expiration date November 12, 2016.

     As a result of the fraud by Vector, GDEC plans to initiate litigation against Vector, Dr. Michael H. Salit, Christopher Pearce, and other parties and to press charges with the appropriate governmental agencies seeking damages and immediate action against such parties.

     In addition to the fraud and misrepresentations by Vector regarding the transdermal patch technology, the Vector Contract disclosed that the completion thereof, would result in the acquisition by GDEC of patent and patent rights for a Therapeutic AIDS Vaccine that stimulates the human immune system, for future development and commercialization. The Vector Contract expressly required that Vector shall convene a shareholders' meeting and seek its shareholders' approval for the sale of the Vector Assets, even though the two majority shareholders had previously confirmed in writing in the Vector Contract that they would irrevocably agree to vote in favor of the Vector Contract at such a shareholders' meeting.

     Vector has breached its agreement under the Vector Contract, by not scheduling or holding a Vector shareholders' meeting. Vector and its principals have simply ignored the Vector Contract and have failed to perform under such agreement. Vector received payment of $100,000 by Antonia Finance Limited, GDEC's principal shareholder, at the time of the execution of the Vector Contract in November, 2001, prior to the assignment of the contract to GDEC. Vector has kept the money and has knowlingly made false allegations about GDEC in an attempt to blame GDEC for Vector's failure to act in good faith and perform under the Vector Contract.

     GDEC has notified Vector that it holds Vector responsible for its breach of contract and that it does not accept its allegations, and stands ready, willing and able to proceed to a closing of the Vector Assets purchase. However, Vector continues to make false allegations in a continued pattern of misconduct and has not moved to close the asset sale with GDEC.

     Acting in good faith and in an attempt to avoid costly and protracted litigation, GDEC has attempted to negotiate a settlement with Vector, but Vector refuses to honor its obligations in the Vector Contract. GDEC has no other recourse but to vigorously pursue its remedies in court to sue for specific performance of the Vector Contract and to seek damages because of Vector's fraudulent conduct and its false and misleading representations and warranties regarding the transdermal patch technology ownership. The prior management of GDEC anticipated that the litigation would ultimately be successful, however, in the near to medium term, GDEC does not believe that there will be any continuing business operations or other business related to the Vector Assets that would benefit the GDEC shareholders. Therefore, while GDEC is pursuing the litigation, it was decided to pursue an entirely different business plan as contemplated by the acquisition set forth in Item 2 hereof.

     In the event that the Vector litigation initiated by GDEC is successful and GDEC recovers either the Vector Assets, or the AIDS Vaccine assets, or money damages, GDEC plans to contribute these assets into a newly formed subsidiary company and dividend the shares of ownership in the new company to the shareholders of record at that time. By this approach, the GDEC shareholders would end up with shares in two public companies, being a yachting related company and a biopharmaceutical company. There can be no assurance that GDEC will be successful in recovering the Vector Assets or related assets, or that it will be successful in the litigation against Vector and the other parties.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

     On March 18, 2002, Mr. Malcolm J. Gold, the former sole member of the Board of Directors and Chief Executive Officer of GDEC, after appointing Mr. Shahid Shafiq Vohra as his successor officer and director then resigned his respective positions as an officer and director of GDEC with immediate effect. Mr. Gold did not have a disagreement with the registrant's operations, policies or practices and wanted to pursue other business opportunities. A copy of Mr. Gold's resignation letter is included in this Current Report as Exhibit 99.6.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1 Agreement between Antonia and Marl, dated March 18, 2002.
Exhibit 99.2 Special Meeting of the Board of Directors of GDEC, dated March 18,
             2002.
Exhibit 99.3 Special Meeting of the Board of Directors of GDEC, dated March 19,
             2002.
Exhibit 99.4 Stock Purchase Agreement for PR Marine A.G., dated March 19, 2002.
Exhibit 99.5 Press release announcing PR Marine acquisition and new management, dated March 19, 2002.
Exhibit 99.6 Resignation letter from Mr. Malcolm J. Gold.

Exhibit 99.7 Special Meeting of the Board of Directors of GDEC, dated March 23,
             2002.
Exhibit 99.8 Press release announcing Marc C. Baron as a Director, dated March
             25, 2002.

Forward-Looking Statements

     This Current Report contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this Current Report or in the documents we have incorporated by reference that are not statements of historical fact are "forward-looking statements". Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may", "will", "expect", "contend", "estimate", "anticipate", "believe" or similar terminology. Forward-looking statements included in this Current Report include discussions about the following:

     -    the future potential for the PR Marine business; and

     - the anticipation that the affiliated companies to PR Marine described in this Current Report will, in fact, be successfully completed; and

     - the prospects for success of the litigation against Vector and its related parties.

We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report. Important factors could cause actual results to differ from those expressed in the forward-looking statements.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 25, 2002                GLOBAL DECS CORP.
                                     A Utah corporation

                                     By:  /s/ Mr. Shahid Shafiq Vohra
                                          Mr. Shahid Shafiq Vohra
                                          Chief Executive Officer, President and
                                          a Director
                                          (Principal Executive Officer)

Exhibit 99.1
------------
                                    AGREEMENT

     THIS STOCK PURCHASE AGREEMENT ("Agreement") dated as of March 18, 2002, is by and between ANTONIA FINANCE LIMITED, a British Virgin Islands corporation ("Antonia"), with its registered office at c/o Euro-American Trust and Management Services Limited, Road Town, Tortola, British Virgin Islands, and MARL CONSULTANTS LTD., a Cyprus corporation ("Marl"), with its registered office at P. Lordos Centre, Block B, 1st Floor, Limmassol 3300, Cyprus. This Agreement governs the terms and conditions of the sale and purchase of shares of common stock issued in Global DECS Corp. ("GDEC" or the "Company"), a Utah corporation, as more particularly set forth in this Agreement.

                                R E C I T A L S:

     WHEREAS, Antonia is the majority shareholder of GDEC, which is acknowledged to be a shell public company currently seeking a business opportunity for the benefit of all GDEC shareholders; and

     WHEREAS, Marl has various and substantial relationships with established Brand Name custom yacht builders throughout the world, including, but not limited to, companies located in Germany, The Netherlands, and the United States. Such companies include PR Marine A.G. in Germany, Heeson Yachts and Ocean Co. in The Netherlands, and Broward Marine in the United States; and

     WHEREAS, Antonia desires to transfer a substantial amount of its shares in GDEC to Marl as an incentive for Marl to bring its relationships, assets, business plan, and other interests to GDEC in order to make the remaining shares of GDEC, that are retained by Antonia, valuable; and

     WHEREAS, Antonia believes that if Marl is sufficiently motivated and given a substantial incentive by becoming the majority owner of GDEC shares, that Marl will introduce its relationships to GDEC, which will have a substantial and material affect and bring a new business plan to GDEC with a high probability of strong earnings, cash flow and assets; and

     WHEREAS, Antonia has agreed to transfer fifty million one hundred thousand (50,100,000) shares of its restricted common stock of GDEC to Marl, which shares represent the majority shareholder position of GDEC, pursuant to the terms and conditions of this Agreement.

     NOW THEREFORE, in consideration of the mutual promises, delivery of shares of GDEC common stock, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, and ageeing to be legally bound hereunder, the parties hereby agree to the following terms and conditions as follows:

1. Recitals. The above Recitals to this Agreement are hereby fully incorporated into this Agreement as though restated in their entirety hereunder.

2. Sale and Purchase of Common Shares. Antonia hereby sells and agrees to deliver to Marl, and Marl hereby agrees to purchase fifty million one hundred thousand (50,100,000) shares of restricted common stock of GDEC that are owned by Antonia (the "Shares").

3. Purchase Price for Shares. Antonia and Marl agree that the purchase price to be paid by Marl to Antonia ("Purchase Price") for the Shares shall be Ten United States Dollars ($10.00 USD) and other good and valuable consideration as set forth herein, receipt of which is hereby acknowledged by Antonia.

4. Delivery of Shares to Marl. Antonia shall deliver the Shares to Marl at the address set forth above, or other address as designated by Marl, within thirty
(30) days from the date that this Agreement is executed by both parties hereto. The Shares shall be issued in the name of Marl.

5. Introduction by Marl To GDEC of Yacht Building Companies Business Plan. Marl hereby represents, warrants, and confirms to Antonia that it has various and substantial relationships with established Brand Name custom mega-yacht building companies throughout the world, including, but not limited to, companies located in Germany, The Netherlands, and the United States. Marl shall introduce GDEC to some or all of these various companies and business opportunities in order to build GDEC into a custom mega-yacht building company. The business plan for the acquisition of some or all of these companies would be described as a "roll-up" of yacht companies, which is the intention of the parties hereto. These companies are established companies with track records and historical sales and profits. Marl shall use its best endeavors to introduce GDEC to these companies for either mergers, acquisitions, or strategic alliances.

6. Closing. The closing ("Closing") of this Agreement shall be effective immediately upon the execution of this Agreement by both parties hereto.

7. Receipt of and Access to Material InformatIon. Marl hereby acknowledges that it has received from Antonia or the Company, and has been given the opportunity to review, any and all material information regarding an investment in the Company and has had the opportunIty to ask questIons and receive answers from Antonia regardIng the purchase of the Shares.

8. Confirmations. Marl hereby confirms, acknowledges and understands that:

     a) No United States Federal or State agency has made any finding or determination as to the fairness of this transaction regarding the Shares, or any recommendation or endorsement of the Shares.

     b) Marl is a sophisticated investor with many years of experience in purchasing and selling securities, and is knowledgable about these types of transactions, or has legal and financial advisors who have the requisite knowledge and sophistication.

     c) GDEC is a thinly traded public shell company, quoted by the Nasdaq Electronic Bulletin Board, with little or no assets, other than an Assignment of an Agreement to acquire a biopharmaceutical company's assets as disclosed with the Securities and Exchange

          Commission in a Form 8-K filing dated November __, 2001, which contract has not been completed and may never be completed.


     d) GDEC has confirmed to Marl that it desires to pursue a different business plan, being the entry into the custom mega-yacht building industry and seeks Marl's assistance to implement this new business plan.

9. Representations and Warranties of Antonia. Antonia hereby represents and warrants to Marl that:

     a) Antonia is the true and lawful owner of the Shares, that such Shares are fully paid, validly issued, non-assessable and unencumbered.

     b) Antonia owns fifty-five million restricted common shares of the Company, out of a total authorized share capital of one hundred million (100,000,000) common shares. There are currently 63,640,225 shares issued and outstanding in the Company.

     c) Antonia is selling the Shares for its own account and benefit and has the requisite power and authority to sell such Shares to Marl under this Agreement.

     d) The Shares are not subject to any claim, lien, charge, of any kind whatsoever, or other prohibition whereby Antonia is not fully authorized and empowered to sell and deliver the Shares to Marl hereunder.

10. Representations and Warranties of Marl. Marl hereby represents and warrants to Antonia that:

     a) Marl's total commitment to investments that are not readily marketable is not disproportionate to its net worth and will not become disproportionate as a result of the purchase of the Shares.

     b) Marl is acquiring the Shares without having been furnished any offering literature or prospectus.

The foregoing representations and warranties and any other information that Marl has provided to Antonia concerning itself and its financial condition, if any, is true and accurate as of the date hereof.


11.        Miscellaneous.
           -------------

11.1 NOTICES. All notices, demands and other communications provided for hereunder shall be in writing and shall be given by either personal delivery, via facsimile transmission (receipt electronically confirmed), by nationally recognized overnight courier (prepaid), or by certified or registered first class mail, postage prepaid, return receipt requested, sent to each party, at its address as set forth below or at such other address or in such other manner as may be designated by such party in a written notice to each of the other parties. All such notices, demands and communications shall be effective when personally delivered, one (1) business day after delivery to the overnight courier, upon electronic confirmation of facsimile transmission or three (3) business days after dispatch by mail to the party to whom the same is so given or made:

If to Antonia:
-------------

Antonia Finance Limited
c/o Euro-American Trust and Management Services Limited
Road Town
Tortola
British Virgin Islands

With a copy to:
--------------

Daniel M. Boyar, Esq.
Attorney at Law
10051 S.W. 125th Terrace
Dunnellon, Florida 34432

If to Marl:
----------

P. Lordos Centre
Block B, 1st Floor
Limmassol 3300
Cyprus.


11.2 ENTIRE AGREEMENT. This writing, including any exhibits and schedules hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto.

11.3 GOVERNING LAW. This Agreement, including all the documents, instruments and agreements to be executed and/or delivered by the parties hereto, shall be construed, governed by and enforced in accordance with the internal laws of the State of Utah.

11.4 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of each corporate party hereto, its successors and assigns, and each individual party hereto and his heirs, personal representatives, successors and assigns.

11.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall be deemed one and the same original.

11.6 PUBLIC ANNOUNCEMENTS. The timing and content of all public announcements relating to the execution of this Agreement and the consummation of the transactions contemplated hereby shall be approved by both Purchaser and Seller prior to the release of such public announcements, and each party agrees to cooperate with the other party as appropriate to comply with all applicable laws. Notwithstanding the foregoing, the parties hereto expressly agree and consent to the inclusion of a copy of this Agreement as an Exhibit to a Form 8-K filing with the Securities and Exchange Commission by GDEC.

11.7 HEADINGS. The headings of the articles, sections and subsections of this Agreement are intended for the convenience of the parties only and shall in no way be held to explain, modify, construe, limit, amplify or aid in the interpretation of the provisions hereof. The terms "this Agreement," "hereof," "herein," "hereunder," "hereto" and similar expressions refer to this Agreement as a whole and not to any particular article, section, subsection or other portion hereof.

11.8 NUMBER AND GENDER. Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa and words importing the use of any gender shall include all genders.

11.9 SEVERABILITY. In the event that any provision of this Agreement is declared or held by any court of competent jurisdiction to be invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement, unless such invalid or unenforceable provision goes to the essence of this Agreement, in which case the entire Agreement may be declared invalid and not binding upon any of the parties.

11.10 FACSIMILE SIGNATURES. The parties hereto have agreed that signatures for execution of this Agreement and any certificate, instrument and other document entered into and/or delivered pursuant to or in connection with this Agreement, may be provided by facsimile; and upon receipt of such facsimile signature, the party accepting such signature shall be entitled to rely on the execution thereof and such signature will be binding and effective, deemed to be an original signature, as if the original counterpart had been transmitted and/or delivered.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the aforementioned date.

ANTONIA:                                    MARL:
-------                                     ----

ANTONIA FINANCE LIMITED, a                  MARL  HOLDINGS  LTD.,  a Cyprus
British  Virgin  Islands corporation        corporation


By: _________________________________        By: ______________________________
    Daniel M. Boyar, Attorney in Fact            Shahid Vohra, Authorized
                                                 Signatory

Exhibit 99.2
------------

                       UNANIMOUS WRITTEN ACTION IN LIEU OF
                       -----------------------------------
                       A MEETING OF THE BOARD OF DIRECTORS
                       -----------------------------------
                           OF GLOBAL DECS CORPORATION
                           --------------------------


     Pursuant to the Articles and Bylaws of GLOBAL DECS CORPORATION (the "Company"), a Utah corporation, and relevant statutes pursuant to the laws of the State of Utah, the following actions have been adopted and approved by the Board of Directors of the Company, effective as of this 18th day of March, 2002, pursuant to this Unanimous Written Action of the Board of Directors of the Company, in lieu of a meeting.

     WHEREAS, the Company is the owner by way of an assignment from Antonia Finance Limited, an Acquisition Agreement ("Asset Purchase Contract") to purchase certain biopharmaceutical assets and patents, including, but not limited to, an Anti-Viral AIDS Vaccine that has the potential to eradicate the deadly AIDS virus, together with a novel transdermal patch technology for delivery of large molecule drugs into the human body, which assets were represented to be the principal assets purportedly owned by Vector Medical Technologies, Inc. ("Vector"), a Delaware corporation; and

     WHEREAS, Vector has attempted to dishonor the Asset Purchase Contract and has failed to act in good faith in performing its obligations under such agreement. The Company believes and acknowledges that in order to protect the Company's shareholders and to avail itself of this potentially valuable business plan and the Vector assets, it is highly likely that the Company may have to initiate lengthy and costly litigation to enforce the Company's rights under the Asset Purchase Contract and to recover damages from Vector and its principal shareholders as a result of the failure by Vector and its officers and directors to perform under such agreement; and

     WHEREAS, MALCOLM J. GOLD, the sole Director and Officer of the Company desires to resign his positions from the Company with immediate effect, in order to pursue other business opportunities and to appoint his successor to the Board and as the new Chief Executive Officer and President for the Company in order to preserve continuity of operations and to lead the Company in a new direction with a different business plan, whilst still vigorously pursuing any and all actions or claims regarding Vector and the Asset Purchase Contract.

     NOW THEREFORE, BE IT RESOLVED, that the Board of Directors hereby appoints the following individual to the Company's Board of Directors and as the Chief Executive Officer and President of the Company as set forth below, and such appointments shall be with immediate effect to replace Mr. Gold:

     1.  MR. SHAHID SHAFIQ VOHRA    DIRECTOR, CEO, AND PRESIDENT.

     RESOLVED, that the Company hereby accepts the resignation of Mr. Gold as a Director and Officer of the Company and wishes him well in all his future endeavors. A copy of the Letter of

     Resignation from Mr. Gold is attached hereto as Exhibit "A".

     RESOLVED, that the Company hereby authorizes and instructs Mr. Daniel M. Boyar as special legal counsel to the Company, or other corporate officer or affiliate to do any and all acts necessary and proper to give effect to the foregoing Resolutions, including, without limitation, taking any action, preparing, signing, and filing any documents or instruments related to these Resolutions.

     IN WITNESS WHEREOF, the undersigned individual, being the sole member of the Board of Directors of the Company, hereby unanimously approves the foregoing Resolutions for the Company by written action as of the 18th day of March, 2002, in lieu of a meeting and hereby executes these Resolutions in the city of London, United Kingdom on such date.


----------------------------------------
Mr. Malcolm J. Gold, Chairman and Sole Director

Exhibit 99.3
------------
                       UNANIMOUS WRITTEN ACTION IN LIEU OF
                       -----------------------------------
                       A MEETING OF THE BOARD OF DIRECTORS
                       -----------------------------------
                           OF GLOBAL DECS CORPORATION
                           --------------------------

     Pursuant to the Articles and Bylaws of GLOBAL DECS CORPORATION (the "Company"), a Utah corporation, and relevant statutes pursuant to the laws of the State of Utah, the following actions have been adopted and approved by the Board of Directors of the Company, effective as of this 19th day of March, 2002, pursuant to this Unanimous Written Action of the Board of Directors of the Company, in lieu of a meeting.

     WHEREAS, the Company has negotiated an agreement with the shareholders ("Seller") of PR MARINE A.G., a German corporation ("PR Marine A.G."), with an office address at D-93309 Kelheim, Donau, Ludwigstr 8/1 Germany, to acquire PR Marine, which is engaged in the business of design, distribution and sale of of custom made yachts and related products, including apparel and other accessories bearing the "PR MARINE" brand name and logo ("Related Assets"); and

     WHEREAS, Seller has an agreement to acquire other affiliated companies, PR Marine Inc. ("PRMI"), a Florida corporation and PR Marine ME Ltd. ("PRME"), a UAE corporation. PRMI and PRME are the regional sales agents for a yacht-building company in Germany, with offices in Dubai, UAE, and Fort Lauderdale, Florida, that sell custom built GRP yachts of 75 to 140 feet; and

     WHEREAS, PR Marine A.G. has acquired an excellent client base and contacts and has developed designs and technical layouts and renderings for promoting the marketing and sales of luxury yachts in the worldwide markets; and PR Marine A.G. currently has a team of yacht brokerage sales people and technical professionals, with offices in Jabel Ali Free Zone, Dubai, in the United Arab Emirates, as well as in Bombay, India, and Fort Lauderdale, Florida, USA; and

     NOW THEREFORE, BE IT RESOLVED, that the Company hereby approves the acquisition of PR Marine A.G., pursuant to the terms and conditions as set forth in the attached Stock Purchase Agreement ("Agreement"), which is incorporated herein as Exhibit "A". The consideration to be issued and delivered to the Seller shall be five million (5,000,000) newly issued restricted common shares of the Company's stock, as set forth in paragraph 2.1 of the Agreement; and

     RESOLVED, that the Company hereby authorizes and empowers Mr. Shahid Shafiq Vohra, the Sole Director, Chief Executive Officer and President of the Company, to execute the Agreement on behalf of the Company, and to do any and all acts necessary and proper to give effect to the foregoing Agreement or these Resolutions, including, without limitation, taking any action, preparing, signing, and filing any documents or instruments related thereto; and

     RESOLVED, that the Company hereby appoints Mr. Rudolf Gunther Humpf to the Company's Board of Directors, and such appointment shall be with immediate effect at the conclusion of the Resolutions herein.

     RESOLVED, that the Company hereby authorizes and empowers Mr. Shahid Shafiq Vohra, the Sole Director, Chief Executive Officer and President of the Company, to release a Press Release for public dissemination, a copy of which is attached hereto as Exhibit "B"; and

     RESOLVED, that the Company hereby approves, authorizes and instructs Mr. Daniel M. Boyar, special legal counsel to the Company, to prepare and file on behalf of the Company a Form 8-K with the United States Securities and Exchange Commission in form and substance as attached hereto as Exhibit "C"; and authorizes, empowers and instructs Mr. Boyar, or other corporate advisor, officer or affiliate to do any and all acts necessary and proper to give effect to the foregoing Resolutions and the Agreement, including, without limitation, taking any action, preparing, signing, and filing any documents or instruments related to these Resolutions or the Agreement.

     IN WITNESS WHEREOF, the undersigned individual, being the sole member of the Board of Directors of the Company, hereby unanimously approves the foregoing Resolutions for the Company by written action as of the 19th day of March, 2002, in lieu of a meeting and hereby executes these Resolutions in the city of Fort Lauderdale, Florida, USA on such date.


----------------------------------------
Mr. Shahid Shafiq Vohra, Sole Director, CEO and President

Exhibit 99.4
------------



                            STOCK PURCHASE AGREEMENT


                                 BY AND BETWEEN


                               THE SHAREHOLDERS OF

                      PR MARINE A.G., A GERMAN CORPORATION

                                       AND

                      GLOBAL DECS CORP., A UTAH CORPORATION






                                 MARCH 19, 2002



                               TABLE OF CONTENTS

                                                                   Page



ARTICLE I    PURCHASE AND SALE.......................................1

ARTICLE II   CONSIDERATION...........................................2

ARTICLE III  CLOSING.................................................3

ARTICLE IV   PARTIES' CLOSING OBLIGATIONS............................3

ARTICLE V    SELLER REPRESENTATIONS AND WARRANTIES...................6

ARTICLE VI   PURCHASER'S REPRESENTATIONS AND WARRANTIES.............18

ARTICLE VII  PRECLOSING COVENANTS...................................19

ARTICLE VIII CONDITIONS TO PURCHASER'S OBLIGATIONS..................23

ARTICLE IX   CONDITIONS TO SELLER'S OBLIGATIONS.....................24

ARTICLE X    INDEMNIFICATION........................................25

ARTICLE XI   TERMINATION............................................29

ARTICLE XII  POST-CLOSING COVENANTS.................................30

ARTICLE XIII MISCELLANEOUS..........................................32

ARTICLE XIV  DEFINITIONS............................................34



SCHEDULE A   PR MARINE A.G. SHAREHOLDERS.


EXHIBIT A    BILL OF SALE.
EXHIBIT B    ASSIGNMENT OF LIABILITIES.


ADDITIONAL SCHEDULES:   1.2(a) through 7.11

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT ("Agreement") dated as of March 19, 2002, by and between THE SHAREHOLDERS OF PR MARINE A.G., whose names and addresses are set forth on Schedule "A" attached hereto (collectively "Seller"), and GLOBAL DECS CORP., a Utah corporation, having its registered office at 455 East 400 South, Suite 40, Salt Lake City, Utah 84111 ("Purchaser" or "GDEC"), shall be effective as of the date hereof.

                                    RECITALS

     WHEREAS, Seller is the owner of PR MARINE A.G., a German corporation ("PR Marine"), with an office address at D-93309 Kelheim, Donau, Ludwigstr 8/1 Germany, which is engaged in the business of design, distribution and sale of of custom made yachts and related products, including apparel and other accessories bearing the "PR MARINE" brand name and logo ("Related Assets"); and

     WHEREAS, Seller has an agreement to acquire its affiliated companies, PR Marine Inc. ("PRMI"), a Florida corporation and PR Marine ME Ltd. ("PRME"), an UAE corporation. PRMI and PRME are the regional sales agents for a yacht-building company in Germany, with offices in Dubai, UAE, and Fort Lauderdale, Florida, that sell custom built GRP yachts of 75 to 140 feet; and

     WHEREAS, PR Marine has acquired an excellent client base and contacts and has developed designs and technical layouts and renderings for promoting the marketing and sales of luxury yachts in the worldwide markets; and PR Marine currently has a team of yacht brokerage sales people and technical professionals, with offices in Jabel Ali Free Zone, Dubai, in the United Arab Emirates, as well as in Bombay, India, and Fort Lauderdale, Florida, USA; and

     WHEREAS, Purchaser is a publicly traded company listed on the NASDAQ Bulletin Board (trading symbol: GDEC), and is currently a shell company seeking to acquire a substantial company with a successful operating history, in order to increase the value of GDEC and its shares for the benefit of all GDEC shareholders; and

     WHEREAS, Purchaser desires to purchase One Hundred Percent (100%) of PR Marine and the Business (as defined herein), and all associated operating assets of PR Marine, and assume certain liabilities and obligations of PR Marine as set forth herein below; and

     WHEREAS, GDEC desires to acquire a substantial company with a successful operating history that has a realistic potential for future revenues and earnings, in order to increase the value of GDEC and its shares for the benefit of all GDEC shareholders; and

     WHEREAS, Seller desires to sell to Purchaser One Hundred Percent (100%) of PR Marine and the Business, and all associated operating assets and to be relieved of certain of its liabilities and obligations as set forth herein below.

     NOW THEREFORE, in consideration of the mutual promises, issuance and delivery of shares of stock, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, and agreeing to be legally bound hereunder, the parties hereby agree to the following terms and conditions as follows:

                                   ARTICLE I
                                PURCHASE AND SALE

     1.1  PURCHASE OF BUSINESS, ASSETS AND ASSUMPTION OF LIABILITIES.

     Subject to the exceptions and upon the terms and conditions set forth in this Agreement, (i) Seller will sell, transfer, convey, assign and deliver to Purchaser, and Purchaser will purchase, at the Closing (as defined below), one hundred percent (100%) of PR Marine A.G., the Related Assets, the Assets (as defined below), properties, goodwill, all rights and interests of Seller in and to PR Marine as a going concern, of every nature, kind and description, tangible and intangible, wherever located and whether or not carried on or reflected in the books and records of Seller or PR Marine (all collectively, the "Business"), and (ii) Purchaser shall assume certain and only those liabilities of Seller that are specifically set forth herein on Schedule 1.1 hereof.

     1.2  ASSETS.

     (a) ASSETS. Purchaser hereby purchases: (i) One Hundred Percent (100%) of the assets set forth on Schedule 1.2(a) hereto, which include without limitation, cash, cash equivalents (including certificates of deposit), accounts receivable, inventory (raw materials, work in process and finished goods), furniture, fixtures, equipment, all Patents and other Intellectual Property and applications, all rights in and to all insurance policies, PR Marine's documents and records, prepaid expenses, goodwill and other rights or interests that may accrue to or constitute the Business (or are used or useful in the Business) of PR Marine; and (ii) Seller's contractual rights, licenses, sales, dealer distribution, brokerage and marketing, supply, freight and floor plan contracts and arrangements, Intellectual Property rights, licenses, permits and approvals, and any and all intangible rights and interests set forth on Schedule 1.2(a) hereto, all of which shall be assigned to Purchaser at the Closing, if such rights and interests are by their terms assignable (collectively the "Assets"). The hundred percent (100%) ownership interest in the Assets shall be sold to Purchaser free and clear of all liens, Encumbrances and other interests, except for any Permitted Encumbrances set forth herein, pursuant to a bill of sale in the form attached hereto as Exhibit A (the "Bill of Sale").

     (b) EXCLUDED ASSETS. Purchaser shall not purchase or assume: (i) any existing claims or litigation against Seller of any kind or nature, (ii) any breaches or defaults of any kind or nature of Seller under any contract, (iii) any infringement, default or breach of any kind or nature associated with Intellectual Property, (iv) any Benefit Plan or other benefit arrangement or agreement, (v) the contracts and agreements of Seller set forth on Schedule 1.2(b) hereto, or (vi) any Seller deferred Tax assets.

1.3 LIABILITIES. At Closing, Purchaser shall assume, and agrees to pay, perform and discharge in due course, only the Liabilities set forth on Exhibit "B" (the "Assumed Liabilities"). The Assumed Liabilities shall be assigned by Seller and/or PR Marine and assumed by Purchaser pursuant to an assignment and assumption agreement in the form attached hereto as Exhibit B (the "Assignment").

     1.4 OTHER CHARGES. Seller shall pay any charges imposed for the purchase, assumption, assignment, transfer or other transactions arising from or in connection with the purchase or assumption of the Assets or of any lease, license, agreement, arrangement or other contract, including any additional rent, transfer Tax or sales and use Tax. The foregoing shall include any prepayment charges, assumption fees or other similar charges.

                                   ARTICLE II
                                  CONSIDERATION

     2.1 CONSIDERATION. In consideration of the sale, transfer, conveyance, assignment and delivery by Seller to Purchaser of One Hundred Percent (100%) of the shares of ownership of PR Marine (the "PR Marine Shares") and all of the Business, and in reliance upon the representations and warranties, covenants and other agreements made herein by Seller, Purchaser hereby agrees, in full payment from Purchaser thereof, to issue and deliver to Seller within thirty (30) days after the Closing hereof, Five Million (5,000,000) newly issued restricted common shares of stock in GDEC (the "GDEC Shares").

     2.2 CONFORMITY WITH SECURITIES ACT. The GDEC Shares shall be issued and delivered to Seller in conformity with all rules and regulations of the United States Securities Act of 1933, as amended (the "Act"), and the restriction referred to in paragraph 2.1 shall be pursuant to Rule 144 of the Act.

                                  ARTICLE III
                                     CLOSING

     3.1 CLOSING DATE. The closing of this Agreement ("closing") shall take place at 10:00 a.m., local time, on March 19, 2002, at the offices of legal counsel of purchaser (as set forth in section 13.1 hereof) or at such other time and place as the parties may agree. The day on which the closing takes place is herein referred to as the "closing date."

                                   ARTICLE IV
                          PARTIES' CLOSING OBLIGATIONS

     4.1  SELLER'S OBLIGATIONS AFTER THE CLOSING; FURTHER ASSURANCES.

     (a) CLOSING DELIVERABLES. Within thirty (30) days after the Closing, Seller will deliver, or cause to be delivered, to Purchaser:

     (i) The PR Marine Shares evidencing one hundred percent (100%) ownership interest in and to PR Marine and the Business; and

     (ii) A Bill of Sale in the form of, and as set forth in, Exhibit A annexed hereto and the ancillary documents set forth as schedules hereto, duly executed by Seller; and

     (iii) The Assignment of Liabilities in the form of, and as set forth in, Exhibit B annexed hereto, duly executed by Seller; and

     (iv) Such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance reasonably satisfactory to Purchaser's counsel, as shall be effective to vest in Purchaser good and marketable title to one hundred percent (100%) ownership of the Business and the Assets, and as shall be necessary to reflect the assignment and assumption of the Assigned Liabilities. Such documents shall include, but not be limited to:

     (1) The Assignment and Assumption Agreement(s) for permits, licenses and authorizations to acquire the businesses of PR Marine Inc. USA and PR Marine ME Ltd., Cyprus, Dubai, and Doha.

     (2) Trademarks or trade names, including the name and logos for PR Marine and related marks or names, and other Intellectual Property assignment(s).

     (v) All contracts, files and other data and documents pertaining to the Assets or the Business (which may be delivered at the offices of Seller), except Seller's minute books, shareholder transfer and ownership records, and such other financial and other records that may be necessary or desirable to be maintained by Seller on and after the Closing Date in connection with its compliance with all Applicable Laws, rules and regulations, the filing of all Tax Returns, and its compliance with its covenants and agreements hereunder; and

     (vi) A certificate signed by Seller dated as of the Closing Date, to the effect that the representations and warranties made by Seller in this Agreement and in any document, instrument and/or agreement to be executed and/or delivered by Seller pursuant to this Agreement are true, complete and correct in all material respects at and as of the Closing with the same force and effect as those representations and warranties made on the date hereof or as of such date as set forth therein, and that Seller has conformed and complied with in all material respects all of its respective covenants, agreements, and obligations under this Agreement, which are to be performed and complied with by Seller at or prior to the Closing; and

     (vii) A Release by Seller in favor of Purchaser in a form acceptable to the parties and their respective counsel;

     (viii) A copy certified by the secretary or similar officer of PR Marine of the duly adopted resolutions of the Board of Directors and Stockholders approving this Agreement and authorizing the execution and delivery of this Agreement, including the documents, instruments, certificates and agreements to be executed and/or delivered by Seller or PR Marine pursuant hereto, and the consummation of the transactions contemplated hereby and thereby; and

     (ix) A certificate of good standing for PR Marine issued by the appropriate authority of Germany dated on or before thirty (30) days after the Closing Date; and

     (x) Such other documents and items as are reasonably necessary or appropriate to effect the consummation of the transactions contemplated hereby; and

     (xi) A legal opinion in a form acceptable to the parties and their respective counsel.

(b) ADDITIONAL ASSURANCES. At any time and from time to time after the Closing, at Purchaser's request and without further consideration, Seller will execute and deliver such other documents or instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Purchaser may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to Purchaser, and to confirm Purchaser's title to the PR Marine Shares, or the Assets, the Related Assets and the Business, to put Purchaser in actual possession and operating control thereof and to assist Purchaser in exercising all rights with respect thereto.

4.2        PURCHASER'S OBLIGATIONS AFTER THE CLOSING.

     (a) CLOSING DELIVERABLES. Within thirty (30) days after the Closing, Purchaser shall deliver, or cause to be delivered, to Seller:

     (i) Five Million (5,000,000) newly issued restricted common shares of stock in GDEC, which shares shall be issued in the name of the shareholders of PR Marine as designated by Seller. The share certificate(s) shall bear a restrictive legend thereon in conformity with the Act; and

     (ii) A certificate signed by a duly authorized officer of Purchaser, dated as of the Closing Date, to the effect that the representations and warranties made by Purchaser in this Agreement and in any document, instrument and/or agreement to be executed and/or delivered by Purchaser pursuant to this Agreement are true, complete and correct at and as of the Closing Date with the same force and effect as those representations and warranties made on the date hereof and that Purchaser has performed and complied with all of its covenants, agreements and obligations under this Agreement which are to be performed and complied with by Purchaser on or prior to the Closing; and

     (iii) A copy certified by an officer of Purchaser of the duly adopted resolutions of the Board of Directors of Purchaser approving this Agreement and authorizing the execution and delivery of this Agreement, including the documents, instruments and agreements to be executed and/or delivered by Purchaser pursuant hereto, and the consummation of the transactions contemplated hereby and thereby.

                                    ARTICLE V
                      SELLER REPRESENTATIONS AND WARRANTIES

           As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants to Purchaser that each and all of the following representations and warranties are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date.

     5.1 ORGANIZATION, STANDING AND QUALIFICATION. Seller are individuals who are the only shareholders of PR Marine. PR Marine is a corporation duly organized and validly existing under the laws of Germany and its status is active; it has all requisite power and authority and is entitled to carry on the Business as now being conducted and to own, lease or operate the Assets, and the Related Assets, as and in the places where such Business is now conducted and such Assets and Related Assets are now owned, leased or operated; and it is duly qualified, licensed or domesticated and in good standing as a foreign company authorized to do business in the jurisdictions listed on Schedule 5.1 annexed hereto, which are the only jurisdictions where the nature of the activities conducted by it or the character of the properties owned, leased or operated by it require such qualification, licensing or domestication, except where the failure to so qualify or be licensed or domesticated would not have a Material Adverse Effect. Seller has delivered to Purchaser true and complete copies of Seller's articles of organization and all amendments thereto, certified by the authorities in Germany, and the bylaws of Seller as presently in effect, certified as true and correct by Seller's Secretary.

     5.2 SUBSIDIARIES. Seller has no subsidiaries except those listed on
Schedule 5.2. Seller has no interest, direct or indirect, and has no commitment to purchase any interest, direct or indirect, in any other corporation or in any partnership, joint venture or other business enterprise or entity other than as set forth on Schedule 5.2. The Business carried on by Seller has not been conducted through any other direct or indirect subsidiary or Affiliate of Seller.

     5.3 TRANSACTIONS WITH CERTAIN PERSONS. Except as set forth on Schedule 5.3, Seller has not since the date hereof, directly or indirectly, purchased, leased from others or otherwise acquired any property or obtained any services from, or sold, leased to others or otherwise disposed of any property or furnished any service, or otherwise dealt with (except with respect to remuneration for services rendered as a manager, officer or employee of Seller), in the Ordinary Course of Business or otherwise, (i) any Stockholder or Affiliate of Seller or
(ii) any Person who, directly or indirectly, alone or together with others, controls, is controlled by or is under common control with Seller or any Stockholder or Affiliate of Seller. Except as set forth on Schedule 5.3 or as reflected on the Financial Statements, Seller does not owe any amount to or on behalf of, or have any contract with or commitment to or on behalf of, any of its shareholders, managers, officers, employees or consultants (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the Ordinary Course of Business), and none of such Persons owes any amount to Seller. Except as set forth on Schedule 5.3 or as reflected on the Financial Statements, no part of the property or assets of any Stockholder or any direct or indirect subsidiary or Affiliate of any Stockholder has, since the date hereof, been used by Seller.

     5.4 EXECUTION, DELIVERY AND PERFORMANCE OF AGREEMENT; AUTHORITY. Neither the execution, delivery nor performance of this Agreement by Seller will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in, cause or create any Liability or Encumbrance pursuant to, any provision of Seller's Articles of Incorporation or bylaws or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, Applicable Law, Order, Proceeding, judgment, decree or other legal or contractual requirement to which Seller is a party or by which any of them or the Assets or the Business may be bound or affected, except where such conflict, default, acceleration, loss of rights, cause or creation will not have a Material Adverse Effect. Subject to the receipt of the approval of Seller's shareholders, Seller has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, all Proceedings and other actions required to be taken to authorize the execution, delivery and performance of this Agreement and the agreements relating hereto have been properly taken, and this Agreement constitutes a valid and binding obligation of Seller and each Stockholder, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium and other similar laws relating to the enforcement of creditor's rights generally, the availability of equitable remedies, and general equity principles.

     5.5 FINANCIAL STATEMENTS. Attached hereto as Schedule 5.5 are: (i) the audited balance sheets of Seller as of December 31, 2001 and the audited statement of earnings of Seller for the respective months and fiscal year then ended, including any notes thereto (collectively, the "Audited Financial Statements"), and (ii) the unaudited balance sheet of Seller as of March 31, 2002 and the unaudited statement of earnings of Seller for the three-month period then ended (collectively, the "Unaudited Financial Statements"). The Audited Financial Statements and the Unaudited Financial Statements are hereinafter collectively referred to as the "Financial Statements." The Financial Statements have been prepared from, and are in accordance with, the books and records of Seller and present fairly the financial position and results of operations of Seller as of the dates and for the periods indicated, and in the case of the Audited Financial Statements, in conformity with Generally Accepted Accounting Principles, consistently applied.

     5.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent reflected or reserved against on the face of the Financial Statements or set forth on Schedule 5.6 annexed hereto or otherwise specifically described in
Section 1.3 hereof, as of December 31, 2001, Seller had no debts, liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature whatsoever, including, without limitation, any foreign or domestic Tax Liabilities or deferred Tax Liabilities incurred in respect of or measured by Seller's income, or its period prior to the close of business on December 31, 2001 or any other debts, Liabilities or obligations relating to or arising out of any act, omission, transaction, circumstance, sale of goods or services, state of facts or other condition which occurred or existed on or before December 31, 2001. None of Seller's employees is now or, will by the passage of time hereafter become, entitled to receive any severance pay attributable to services rendered prior to the Closing Date. Without in any way limiting the Liabilities excluded hereunder, Seller and Purchaser acknowledge and agree that Purchaser does not and shall not assume, or become in any way obligated for, the payment of any Tax of Seller based on income, franchise or any other similarly imposed Liability for Taxes of any Governmental Body with respect to periods prior to the Closing Date.

     5.7 TAXES. Except as set forth on Schedule 5.7, all taxes, including, without limitation, income, property, sales, use, franchise, value added, employees' income withholding and social security taxes, imposed by Germany or by any foreign country or by any state, municipality, subdivision or instrumentality of Germany or of any foreign country, or by any other taxing authority and all interest and penalties thereon ("Taxes" or "Tax"), which are due and payable by Seller on or before the date hereof, have been paid in full, all Tax Returns required to be filed in connection therewith have been accurately prepared and duly and timely filed, and all deposits required by Applicable Law to be made by Seller with respect to employees' withholding and other Taxes have been duly made. Seller has not been delinquent in the payment of any foreign or domestic Tax, assessment or governmental charge or deposit and has no Tax deficiency or claim outstanding, proposed or assessed against it, and to Seller's Knowledge, there is no basis for any such deficiency or claim. Seller's federal income Tax Returns have been filed timely with the Internal Revenue Service for all of its fiscal years through the year ended June 30, 2001, there is not now in force any extension of time with respect to the date on which any Tax Return was or is due to be filed by or with respect to Seller, or any waiver or agreement by it for the extension of time for the assessment of any Tax, and Seller is not a "consenting corporation" within the meaning of
Section 341(f)(1) of the Code. Seller is not the subject of or party to any Tax or Tax related claim, audit or Proceeding.

     5.8 ABSENCE OF CHANGES OR EVENTS. Except as set forth in Schedule 5.8 or as reflected in the Financial Statements, since December 31, 2001, Seller has conducted the Business only in the Ordinary Course of Business and has not:

     (a) incurred any obligation or Liability, absolute, accrued, contingent or otherwise, whether due or to become due, except for capital expenditures described in subparagraph (k) of this Section 5.8 and current Liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the Ordinary Course of Business and consistent with its prior practice, none of which Liabilities, in any case or in the aggregate, have a Material Adverse Effect on Seller;

     (b) discharged or satisfied any Encumbrance other than those then required to be discharged or satisfied, or paid any Liability, other than current Liabilities incurred since December 31, 2001 in the Ordinary Course of Business;

     (c) declared or made any distribution to its past or present shareholders or upon or in respect of any outstanding shares of capital stock, or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its outstanding shares of capital stock or other securities;

     (d) mortgaged, pledged or subjected to any Encumbrance any of its property, the Business or the Assets, except for the existing Encumbrances that are listed on Schedule 5.8;

     (e) sold, transferred, leased to others or otherwise disposed of any of the Assets, except for inventory sold in the Ordinary Course of Business, or canceled or compromised any debt or claim or waived or released any right of substantial value;

     (f) received any notice of termination of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance) which, in any case or in the aggregate, has had a Material Adverse Effect on Seller;

     (g) encountered any labor union organizing activity, had any actual or Threatened employee strikes, work stoppages, slow-downs or lock-outs, or had any material adverse change in its relations with its employees, agents, customers or suppliers or with any governmental authorities or self-regulatory organizations;

     (h) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any Intellectual Property rights, or modified any existing rights with respect thereto;

     (i) made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to any shareholder, director, officer, employee, salesman, distributor or other agent of Seller;

     (j) issued or sold any shares of capital stock or other securities, or issued, granted or sold any options, rights or warrants with respect thereto, or acquired any capital stock or other securities of any Person or any interest in any business enterprise, or otherwise made any loan or advance to or investment in any Person;

     (k) made any capital expenditure or capital additions or betterments in excess of an aggregate of $100,000;

     (l)  changed its banking or safe deposit arrangements;

     (m) instituted, settled or agreed to settle any litigation, action or Proceeding before any court or Governmental Body relating to Seller or the Assets;

     (n) failed to replenish its inventories and supplies in a normal and customary manner consistent with its prior practice, or made any purchase commitment in excess of the reasonably estimated requirements of the Business or at any price in excess of the then current market price, or made any material change in its selling, pricing, advertising or personnel practices inconsistent with its prior practice;

     (o)  suffered any Material Adverse Change;

     (p) entered into any transaction, contract or commitment or paid or agreed to pay, any brokerage, finder's fee, Taxes or other expense in connection with, or incurred any severance pay obligations by reason of, this Agreement or the transactions contemplated hereby; or

     (q) entered into any agreement or made any commitment to take any of the types of action described in subparagraphs (a) through (p) above.

     5.9 LITIGATION. Except as set forth in Schedule 5.9 annexed hereto, there is no claim, Proceeding, Order, decree or judgment in progress, pending or in effect, or to the Knowledge of Seller or either of the Stockholders Threatened, against or relating to Seller, its officers, directors or employees, the Assets or the Business, or the transactions contemplated by this Agreement, and neither Seller nor either of the Stockholders has any Knowledge of any basis for the same.

     5.10 COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS. Except as set forth in
Schedule 5.10 annexed hereto, Seller has complied with all Applicable Laws and Orders, judgments and decrees now applicable to the Business as presently conducted. Neither the ownership nor use of the Assets nor the conduct of the Business conflicts, to Seller's Knowledge, with the rights of any other Person, or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of its certificate of incorporation or bylaws as presently in effect, or any Encumbrance, mortgage, deed of trust, lease, license, agreement, understanding, to which Seller is a party or by which it may be bound or affected, except where such conflict, violation, default, acceleration or loss of rights will not have a Material Adverse Effect on Seller.

     5.11 TITLE TO PROPERTIES. Except as set forth on Schedule 5.12(a), Seller has good, marketable and insurable title to the Assets (except inventory sold after December 31, 2001 in the Ordinary Course of Business). Except as set forth on Schedule 5.11, none of the Assets are subject to any, Encumbrance, except (i) Encumbrances shown in the Financial Statements or (ii) those imperfections of title and Encumbrances, if any, which, individually or in the aggregate, (A) are not substantial in character, amount or extent and do not materially detract from the value of the Assets subject thereto, (B) do not interfere with the present use of such Asset or the conduct of the Business, and (C) have arisen only in the Ordinary Course of Business. All of the Assets owned, leased or used by Seller are in good operating condition and repair, ordinary wear and tear excepted, are suitable for the purposes used, and are currently adequate and sufficient for the Business as currently conducted by Seller.

5.12 SCHEDULES. Attached hereto as Schedule 5.12 is a separate schedule containing an accurate and complete list and description of:

     (a) All real estate in which Seller has a leasehold or other interest or which is used by Seller in connection with the operation of the Business, together with a description of each lease, sublease, license, or any other instrument under which Seller claims or holds such leasehold or other interest or right to the use thereof or pursuant to which Seller has assigned, sublet or granted any rights therein, identifying the parties thereto, the rental or other payment terms, expiration date and cancellation and renewal terms thereof.

     (b) As of the date hereof or a date no earlier than December 31, 2001, all of Seller's receivables (which shall include accounts receivable, loans receivable and any advances), which has been outstanding for more than thirty (30) days.

     (c) All machinery, tools, equipment, motor vehicles, rolling stock and other tangible personal property (other than inventory and supplies), owned, leased or used by Seller, with a value of $1,000, setting forth with respect to all such listed property a summary description of all leases, Encumbrances, relating thereto, identifying the parties thereto, the rental or other payment terms, the expiration date, and the cancellation and renewal terms thereof.

     (d) All Intellectual Property and applications for any Intellectual Property, wholly or partially owned or held by Seller or used in the operation of Seller's Business as described in Section 5.13(d).

     (e) All fire, theft, casualty, liability (including products liability) and other insurance policies insuring Seller or the Assets or interests therein, specifying with respect to each such policy the name of the insurer, the risk insured against, the limits of coverage, the deductible amount (if any), the premium rate and the date through which coverage will continue by virtue of premiums already paid. Except as disclosed in Schedule 5.12(e), such policies are with reputable insurers, provide adequate coverage for all normal risks incident to Seller's Assets and Business

     (f) All sales agency, dealer or distributorship agreements or franchises or agreements providing for the services of an independent contractor to which Seller is a party or by which it is bound.

     (g) All contracts, agreements, commitments or licenses relating to Intellectual Property to which Seller is a party or by which it is bound.

     (h) All loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, equipment obligations, guaranties, leases or lease purchase agreements to which Seller is a party or by which it is bound.

     (i) A description of all of Seller's obligations with respect to warranties.

     (j) All contracts, agreements, commitments or other understandings or arrangements to which Seller is a party or by which it or any of its property is bound or affected that are not otherwise listed above, but excluding (i) purchase orders and commitments for raw materials, parts (including motors) and supplies made in the Ordinary Course of Business involving payments or receipts by Seller of less than [$100,000] in any single case but not more than [$250,000] in the aggregate, (ii) contracts entered into in the Ordinary Course of Business and involving payments or receipts by Seller of less than [$100,000] in the case of any single contract but not more than [$250,000] in the aggregate, (iii) contracts entered into in the Ordinary Course of Business which are terminable by Seller on less than 30 days' notice without any penalty or consideration and involving payments or receipts by Seller of less than [$2,500] in the case of any single contract but not more than [$10,000] in the aggregate, and (iv) sales orders or commitments for the sale of manufactured boats, parts or accessories made in the Ordinary Course of Business and at upon prices and upon terms consistent with past practices, which includes seasonal and promotional discounts.

     (k) All collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, employee pension plans or retirement plans, employee stock option, or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments, whether or not legally binding, including, without limitation, holiday, vacation, Christmas and other bonus practices, to which Seller is a party or is bound or which relate to the operation of Seller's Business.

     (l) The names, title and current annual salary rates of all Persons (including independent commission agents) acting as employees in Seller's Business, whether or not leased from a third party vendor, showing separately for each such Person the amounts paid or payable as salary, bonus payments and any indirect compensation for the current year ; and

     (m) The name of each bank in which Seller has an account or safe deposit box and the names of all Persons authorized to draw thereon or have access thereto; and the names of all Persons, if any, holding Tax or other powers of attorney from Seller and a summary of the terms thereof.

All of the contracts, agreements, leases, licenses and commitments required to be listed on Schedule

5.12 (other than those which have been fully performed) are valid and binding on Seller, enforceable in accordance with their respective terms subject to applicable bankruptcy, insolvency, moratorium and other similar laws relating to the enforcement of creditor's rights generally, the availability of equitable remedies, and general equity principles, to Seller's Knowledge are in full force and effect. Except as disclosed in Schedule 5.12, none of the payments required to be made under any such contract, agreement, lease, license or commitment has been prepaid more than 30 days prior to the due date of such payment thereunder, and there is not thereunder any existing default, or event which, after notice or lapse of time, or both, would constitute a default or, to Seller's Knowledge, a basis for force majeure or other claim of excusable delay or non-performance thereunder or result in a right to accelerate or loss of rights, except where such default, basis or claim would not have a Material Adverse Effect on Seller. None of Seller's existing or completed contracts is subject to renegotiation with any Governmental Body. True and complete copies of all such contracts, agreements, leases, licenses and other documents listed on Schedule 5.12 (together with any and all amendments thereto) have been delivered to Purchaser and identified with a reference to this Section 5.12 of this Agreement.

     5.13 PATENTS AND OTHER INTELLECTUAL PROPERTY.

     (a) DEFINITION OF INTELLECTUAL PROPERTY. "Intellectual Property" shall mean (i) all inventions, whether Patentable or unpatentable (and whether or not reduced to practice), all improvements thereto, and all "Patents" including all Patents and Patent disclosures and applications, and registered design and registered design applications, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (ii) all "Trademarks," including registered or unregistered Trademarks, registered or unregistered service marks, and all translations, adaptations, deviations, combinations, applications, registrations and renewals in connection with any registered or unregistered Trademark or service mark, and all trade names, trade dress and logos, (iii) all "Copyrights," meaning all registered Copyrights, Copyright applications, Copyrightable works, and unregistered Copyrights, and all applications, registrations, and renewals in connection therewith, (iv) all mask works and all applications, registrations, and renewals in connection therewith, (v) all Confidential Information, (vi) all computer software and software licenses (including data and related documentation), (vii) all other similar proprietary rights, and (viii) all copies and tangible embodiments of the foregoing, in whatever form or medium.

     (b) POSSESSION, RIGHTS AND OWNERSHIP. Seller possesses all Intellectual Property necessary for the conduct of the Business as presently conducted, including all licenses and rights to use any Intellectual Property necessary for the Business as presently conducted. Seller is the sole and exclusive owner of all right, title and interest in and to the Intellectual Property owned by it, free and clear of all Encumbrances, other than as set forth on Schedule 5.13 hereof. Except as set forth on Schedule 5.13, no right of Purchaser in the Intellectual Property used in the Business will be impaired or encumbered in any material way by reason of the consummation of the transactions contemplated hereby.

     (c) NO PROCEEDINGS, DISCLOSURE OR INFRINGEMENT. Seller has not received any notice of any event, inquiry, investigation or Proceeding Threatening the validity or exclusivity, where applicable, of any Intellectual Property. Except as set forth on Schedule 5.13, Seller has taken all reasonable and prudent steps to protect the Intellectual Property from infringement by any other Person. Except as set forth on Schedule 5.13, no other Person (i) has the right (including a license) to use any of the Intellectual Property with respect to the goods and services on which they are now being used in Seller's Business either in identical form or in such near resemblance thereto as to be likely, when applied to the goods of any such Person, to cause confusion with such Intellectual Property, or cause a mistake or to deceive,
(ii) has notified Seller that it claims any ownership or right to use such Intellectual Property, or (iii) to Seller's Knowledge, is infringing on any Intellectual Property in any material respect. Except as set forth in Schedule 5.13, Seller has full ownership rights and interests in and to all of the trade secrets used in the Business of Seller, which trade secrets have not been disclosed to or to Seller's Knowledge appropriated or used by any Person other than Seller. The use of the Intellectual Property utilized in the Business has not conflicted and does not now conflict with, infringe upon or otherwise violate in any material respect, the rights of any third party. Except as set forth on Schedule 5.13, no Proceeding has been instituted against, or notice or claim received by Seller, that alleges that the use by Seller of the Intellectual Property (or any Intellectual Property or process) used in Seller's Business infringes upon or otherwise violates the rights of a third party, other than any such Proceeding or notice or claim that has been disposed of without the imposition of any continuing Material Adverse Effect on the Business.

     (d) PROPRIETARY RIGHTS. Except as to applications pending, all of the Patents, registered Trademarks and registered Copyrights have been duly and validly issued. All of the pending Patent applications have been duly filed. Schedule 5.13(d) also identifies all material licenses and license rights to which Seller is a party or pursuant to which it is bound.

     5.14 INVENTORY. All items of Seller's inventory and related supplies (including raw materials, work-in-process and finished goods) so counted and included for valuation as of October 31, 2001 are (a) merchantable, or suitable and usable for the production or completion of merchantable products, for sale in the Ordinary Course of Business, (b) not obsolete or below the quality used by Seller consistent with past practices, (c) reflected on the basis of a complete physical count, and (d) valued at the lower of cost (on a first-in, first-out basis) or market in accordance with Generally Accepted Accounting Principles.

     5.15 RECEIVABLES. Except as set forth on Schedule 5.15, all receivables of Seller (including accounts receivable, loans receivable and advances) which are reflected in the Financial Statements, and all such receivables which will have arisen since the date thereof, shall have arisen only from bona fide transactions in the Ordinary Course of Business

     5.16 BUSINESS DESCRIPTION. Schedule 5.16 contains an accurate and substantially complete summary description of the name of each material customer and supplier of Seller, the loss of which could reasonably have a Material Adverse Effect on Seller.

     5.17 RECORDS. Since the date hereof, the books of account and other records of Seller are complete and correct in all material respects and have been maintained in accordance with commercially reasonable business practices, and there have been no transactions involving the Business of Seller which properly should have been set forth therein and which have not been accurately so set forth in all material respects.

     5.18 ABSENCE OF CERTAIN BUSINESS PRACTICES. To Seller's Knowledge, neither Seller nor any director, officer, or employee of Seller, nor any other Person acting on its behalf, has, directly or indirectly, since the date hereof, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person who is in a position to help or hinder the Business of Seller (or assist Seller in connection with any actual transaction) which (a) might subject Seller to any material damage or material penalty in any civil, criminal or governmental litigation or Proceeding, (b), if not given in the past, might have had a material adverse effect on the Assets, Business or operations of Seller as reflected in the Financial Statements, or (c), if not continued in the future, might materially and adversely affect Seller's Assets, Business, operations or which might subject Seller to a material penalty in any private or governmental litigation or Proceeding.

     5.19 EMPLOYEE BENEFITS.

     (a) BENEFIT PLANS. Except as described in Schedule 5.19 hereto, Seller does not maintain or contribute to any Benefit Plans. Without limiting the generality of the foregoing provision of this Section, except as described in Schedule 5.19 hereto, there are no pension plans, welfare plans or employee benefit plans qualified under Section 401(a) of the Code to which Seller is required to contribute. Seller does not and will not have any unfunded Liability for services rendered prior to the Closing Date under any Benefit Plans. Seller is not in any material default under any Benefit Plan. Except as set forth in
          Schedule 5.19, neither Seller, nor to Seller's Knowledge any entity now or formerly part of a controlled group with Seller, within the meaning of Section 412(c)(11)(B)(ii) of the Code, maintains or has maintained since the date hereof a "defined benefit plan," as defined in Section 3(35) of ERISA, that is subject to Section 412 of the Code and Section 302 of ERISA. Except as set forth in Schedule 5.19 hereto, neither Seller nor any of its "subsidiaries" contributes to or has any Liability (including but not limited to withdrawal Liability) with respect to any multi-employer plan (as defined in Section 4064(a) of ERISA or Section 4001(a)(3) of ERISA). Other than claims for benefits in ordinary course, there are no actions, suits, disputes, arbitrations or other material claims pending or, to Seller's' Knowledge, Threatened with respect to any Benefit Plan. For purposes of this Section, "subsidiaries" shall include all corporations and all trades or businesses (whether or not incorporated), which may be liable for any income Tax, loss of Tax deduction, excise Taxes, penalties or other similar consequences under ERISA (as hereinafter defined) or under the Code by reason of its ownership affiliation with Seller.

     (b) OTHER PLANS. Seller has made available to Purchaser information relating to deferred compensation, incentive compensation and other fringe benefit plans, if any, sponsored or maintained by Seller or on behalf of employees working in Seller's Business. Except as set forth in Schedule 5.19, there are no present or former employees of Seller since the date hereof who are entitled to (i) any pensions or other benefits to be paid after termination of employment, including termination on account of disability (except as otherwise required under Section 601 of ERISA), (ii) deferred compensation payments, or
          (iii) any other form of compensation which arises from or incident to the transactions contemplated hereunder.

     (c) BENEFIT PLAN DOCUMENTS. Seller has made available to Purchaser the following documents, as they may have been amended to the date hereof, embodying or relating to each Benefit Plan listed in Schedule 5.19 hereto: (i) all written plan documents for each such Benefit Plan, including all amendments to each such Benefit Plan, any related trust agreements, group annuity contracts, insurance policies or other funding agreements or arrangements; (ii) the most recent determination letter received from the Internal Revenue Service, if any, as to the qualified status of any such Benefit Plan under Section 401(a) of the Code; (iii) the current summary plan description, if any, for each such Benefit Plan; and (iv) the most recent annual return/report on form 5500, 5500-C or 5500-R, if any, for each such Benefit Plan.

     (d) PROHIBITED TRANSACTIONS. Seller has not, nor, to Seller's Knowledge, has any other "disqualified person" or "party in interest," as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively, engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code and Section 406 of ERISA, with respect to any Benefit Plan listed on Schedule 5.19 hereto subject to ERISA, which could reasonably be expected to subject Seller to a material Tax or penalty on prohibited transactions imposed by either
          Section 502(i) of ERISA or Section 4975 of the Code. The execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated hereby will not (i) involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code with respect to any Benefit Plan listed on Schedule 5.19 hereto, or (ii) accelerate the payment of any benefits under any Benefit Plan listed on Schedule 5.19 hereto.

     (e) FIDUCIARY DUTY. Neither Seller nor to Seller's Knowledge any other fiduciary of any Benefit Plan listed on Schedule 5.19 hereto has engaged in any transaction with respect to such Benefit Plan or failed to act in a manner with respect to such Benefit Plan which could reasonably be expected to subject Seller to any material Liability for a breach of fiduciary duty under ERISA or any other Applicable Law.

     (f) COBRA. Seller has complied in all material respects with the coverage continuation requirements of Sections 601 through 609 of ERISA,
          Section 5980B of the Code, and the requirements of any similar state law regarding continued insurance coverage, and Seller has incurred no material Liability with respect to its failure to offer or provide continued coverage in accordance with the foregoing requirements, nor is there any suit pending, or to Seller's Knowledge, Threatened, with respect to such requirements.

     5.20 LABOR MATTERS. Except as set forth in Schedule 5.21, since The date hereof, Seller has not employed any employees and has not experienced any attempt to organize any employees for the purpose of collectively bargaining or entering into a labor contract on behalf of such employees. As of the date hereof, there is no employee or other activity by Persons working in Seller's Business which may be materially adverse to Seller, including labor strikes or disturbances, pending or, to the Knowledge of Seller, Threatened against Seller. Except as set forth on Schedule 5.21, there are no disputes or grievances subject to any grievance procedure, unfair labor practice proceedings, arbitration or litigation under such agreements, or as a result of such attempts to organize, which have not been finally resolved, settled or otherwise disposed of. Seller is in compliance in all material respects with all Applicable Laws respecting employment practices, employment documentation, terms and conditions of employment and wages and hours. There are no labor practice charges or complaints against or affecting Seller pending before any applicable Governmental Body and, there are no material facts or information which would have a reasonable probability of giving rise thereto.

     5.21 DISCLOSURE. No representation or warranty by Seller contained in this Agreement, nor any statement or certificate furnished or to be furnished by Seller to Purchaser in connection herewith or pursuant hereto, contains or will contain any untrue statement of a material fact, or omit or will omit to state any material fact required to make the statements herein or therein contained not misleading.

     5.23 RECEIPT OF AND ACCESS TO MATERIAL INFORMATION. Seller hereby acknowledges that he has received from GDEC, and has been given the opportunity to review, any and all material information regarding an investment in GDEC and has had the opportunIty to ask questions and receive answers from GDEC regarding GDEC or the GDEC Shares.

     5.24 ACKNOWLEDGEMENTS. Seller (and each of them) hereby acknowledges, and understands that:

     a) No United States federal or any state agency has made any finding or determination as to the fairness of this transaction regarding the GDEC Shares, or any recommendation or endorsement of the GDEC Shares.

     b) Seller (and each of them) is a sophisticated investor, or has financial advisors or legal counsel with many years of experience in purchasing and selling securities, who are knowledgable about these types of transactions.

     c) The GDEC Shares have not been registered with the Securities and Exchange Commission ("SEC") under the Act, and the GDEC Shares will be restricted securities pursuant to Rule 144 thereof.

     d) Seller (and each of them) is not an "affiliate" of GDEC within the meaning of the Act.

     e) Seller (and each of them) is acquiring the GDEC Shares for its own account and benefit and has the requisite power and authority to purchase such GDEC Shares under this Agreement.

     f) Seller's (and each of them) total commitment to investments that are not readily marketable is not disproportionate to its net worth and will not become disproportionate as a result of the purchase or sale of the GDEC Shares or the PR Marine Shares, respectively.

     g) Seller (and each of them) is acquiring the GDEC Shares without having been furnished any offering literature or prospectus.

The foregoing representations and warranties and any other information that Seller has provided to GDEC concerning PR Marine, the Assets, Related Assets, and Business and their respective financial condition, if any, is true and accurate as of the date hereof.

                                   ARTICLE VI
                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

     REPRESENTATIONS AND WARRANTIES BY PURCHASER. Purchaser represents and warrants to Seller as follows:

     6.1 ORGANIZATION. Purchaser is a corporation organized and validly existing under the laws of Utah and its status is active and has full power and authority to enter into this Agreement and the related agreements referred to herein and to carry out the transactions contemplated by this Agreement and to carry on the Business as now being conducted.

     6.2 AUTHORIZATION AND APPROVAL OF AGREEMENT. All Proceedings or action required to be taken by Purchaser relating to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been taken at or prior to the Closing.

     6.3 EXECUTION DELIVERY AND PERFORMANCE OF AGREEMENT. Neither the execution, delivery nor performance of this Agreement by Purchaser will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or Encumbrance pursuant to, any provision of Purchaser's certificate of incorporation or by-laws or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, ordinance, rule or regulation or any Order, judgment or decree to which Purchaser is a party or by which it may be bound or affected. Purchaser has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, all Proceedings required to be taken by Purchaser to authorize the execution, delivery and performance of this Agreement and the agreements relating hereto, have been properly taken and this Agreement constitutes a valid and binding obligation of Purchaser.

     6.4 LITIGATION. There is no legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect, or to the knowledge of Purchaser threatened, against or relating to Purchaser in connection with or relating to the transactions contemplated by this Agreement, and Purchaser does not know or have any reason to be aware of any basis for the same.

                                   ARTICLE VII
                              PRECLOSING COVENANTS

     7.1 CONDUCT OF BUSINESS PRIOR TO CLOSING.

     (a) Prior to the Closing, Seller shall conduct the Business and affairs only in the Ordinary Course of Business and shall maintain, keep and preserve the Assets in good condition and repair (ordinary wear and tear excepted) and maintain insurance thereon in accordance with present practices, and Seller will use commercially reasonable efforts
          (i) to preserve the Business and organization of Seller intact, (ii) to preserve for the benefit of Purchaser the goodwill of Seller's suppliers, customers, landlords and others having business relations with it, and (iii) to cooperate with Purchaser and use commercially reasonable efforts to assist Purchaser in obtaining the consent of any landlord or other party to any lease or contract with Seller where the consent of such landlord or other party may be required by reason of the transactions contemplated hereby. Without limiting the generality of the foregoing, prior to the Closing Seller will not without Purchaser's prior written approval:

     (i) change its articles of incorporation or other governing documents or merge or consolidate or obligate itself to do so with or into any other entity;

     (ii) enter into any contract, agreement, commitment or other understanding or arrangement except for those of the type which would not have to be listed and described under subparagraph (j) of Section 5.12 above; or

     (iii) perform, take any action or incur or permit to exist any of the acts, transactions, events or occurrences of the type (A) described in subparagraphs (a), (b), (c), (d), (e), (h), (i), (j), (k), (l), (m),
          (n), or (p) of Section 5.8 of this Agreement which would have been inconsistent with the representations and warranties set forth therein had the same occurred after October 31, 2001 and prior to the date hereof or (B) described in Section 5.3 of this Agreement which would be required to be set forth on Schedule 5.3 hereof.

     7.2 ACCESS TO INFORMATION AND DOCUMENTS. Upon reasonable notice and during regular business hours, Seller will give Purchaser and Purchaser's attorneys, accountants and other representatives full access to Seller's personnel and all properties, documents, contracts, books and records of Seller and will furnish Purchaser with copies of such documents (certified as complete and correct by Seller's officers if so requested) and with such information with respect to the affairs of Seller as Purchaser may from time to time request.

     7.3 DIRECTORS AND SHAREHOLDERS AUTHORIZATION; CHANGE OF PURCHASER'S NAME.

     (a) At the Closing, Seller will deliver to Purchaser a copy of the resolutions of its Board of Directors and the resolutions or consents of the requisite number of shareholders approving the execution and delivery of this Agreement and the consummation of all of the transactions contemplated hereby, duly certified by an officer of PR Marine and by Seller.

     (b) At the Closing, Seller will deliver to Purchaser a copy of the resolutions of the PR Marine Board of Directors and the resolutions or consents of the requisite number of shareholders, and execute any and all other appropriate documents which are required, necessary or desirable to change Purchaser's corporate name to "SUPERYACHTS, INC". Purchaser is hereby authorized to file such certificates or other documents in order to effectuate such change of name at or after the Closing as Purchaser shall elect.

     7.4 ENCUMBRANCES. Seller shall not, directly or indirectly, perform or fail to perform any act which could reasonably be expected to result in the creation or imposition of any Encumbrance on any of the Assets or otherwise materially adversely affect the marketability of Seller's title to the Assets.

     7.5 PAY INCREASES. Except normal increases in the Ordinary Course of Business, Seller shall not, without the prior written consent of Purchaser, grant any increase in the salaries or rate of pay to any of its employees, grant any increase in any benefits or establish, adopt, enter into, make any new grants or awards under, or amend any collective bargaining agreement, employment agreement or Benefit Plan for the benefit of any of its employees.

     7.6 RESTRICTIONS ON NEW CONTRACTS. Except with the prior written consent of Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned, Seller shall not enter into any contract, incur any Liability, assume, guarantee or otherwise become liable or responsible for any Liability of any other Person, make any loans, advances or capital contributions to any other Person (except for extensions of credit to its customers in the Ordinary Course of Business), or waive any right or enter into any other transaction, in each case other than in the Ordinary Course of Business. Without limiting the foregoing, for the purposes of this Agreement, any contract involving the sum of $[500,000] or more shall be deemed to be outside the Ordinary Course of Business.

     7.7 PAYMENT AND PERFORMANCE OF OBLIGATIONS. Seller shall timely pay and discharge all invoices, bills and other monetary Liabilities in a manner presently customary to Seller's present business practices. Notwithstanding anything contained herein to the contrary, all trade account payables incurred by Seller more than sixty (60) days prior to the Closing Date shall be paid by Seller at or prior to the Closing. To the extent any such trade account payables are disputed, such amount shall be added to the Escrow Amount and shall be subject to the terms of the Escrow Agreement.

     7.8 RESTRICTIONS ON SALE OF ASSETS. Seller shall not sell, assign, transfer, lease, sublease, pledge or otherwise encumber or dispose of any of its properties or assets, except for the sale of inventory in the Ordinary Course of Business.

     7.9 PROMPT NOTICE. Seller shall promptly notify Purchaser in writing upon becoming aware of any of the following: (i) any claim, demand or other Proceeding that is brought, Threatened, asserted or commenced against Seller, its officers or directors; which if decided adversely to Seller would be likely to have a Material Adverse Effect on Seller, (ii) any changes in the accuracy of the representations and warranties made by Seller in this Agreement; (iii) any Proceeding or any complaint praying for an Injunction restraining or enjoining the consummation of the transactions contemplated hereby; or (iv) any notice from any Person of its intention to institute an investigation into, or institute a Proceeding to obtain an Injunction restraining or enjoining the consummation of the transactions contemplated hereby or to nullify or render ineffective this Agreement or such transactions if consummated.

     7.10 CONSENTS AND APPROVALS. As soon as reasonably practicable and in any event on or before the Closing Date, Seller will obtain or cause to be obtained all of the consents and approvals of all Persons necessary for Seller to consummate the transactions contemplated hereby, including the consents and approvals required under any contract, agreement, license, permit or governmental grant and the consents and approvals listed on Schedule 7.11.

     7.11 ACCOUNTS RECEIVABLE AND PAYABLE. Seller shall not increase the collection of its accounts receivable or delay the payment of its accounts payable or other Liabilities, in each case arising out of the operation of the Business, in a manner which would be inconsistent with past practice; provided, however, that Seller's acceptance of any unsolicited payments made by or on behalf of any obligors under Seller's trade accounts payable shall not be deemed a violation of this covenant. Any trade account payables incurred by Seller more than sixty (60) days prior to the Closing Date shall be paid at Closing in accordance with Section 7.8.

     7.12 INVENTORY. Seller shall maintain the levels of inventory, materials and supplies used in the Business consistent with past practice, taking into account Seller's reasonable estimates of its future requirements.

     7.13 INSURANCE. Seller shall maintain in full force and effect all insurance coverages for the Assets substantially comparable to coverages existing on the date hereof.

     7.14 FILING REPORTS AND MAKING PAYMENTS. Seller shall timely file all required reports and notices with each and every applicable Governmental Body and timely make all payments due and owing to each such Governmental Body, including, but not by way of limitation, any filings, notices and/or payments required by reason of the transactions contemplated by this Agreement.

     7.15 CAPITAL EXPENDITURES. Seller shall not make any capital expenditures in excess of $100,000 in the aggregate without Purchaser's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

     7.16 PAYMENT OF AFFILIATE LIABILITIES. Seller shall not make any payment or transfer of any Assets, or accrue any form of Liability of any kind or nature, to or on behalf of any Stockholder or any Affiliate of Seller from the date hereof through the Closing Date. In furtherance (but not in limitation) and in clarification of the foregoing and other than as set forth herein or in any schedule annexed hereto, Seller shall not make any repayment of the Liabilities characterized on the Financial Statements which reflect Stockholder/Affiliate related expenses and not incurred in the Ordinary Course of Business, as set forth on Schedule 7.18, without Purchaser's prior written consent.

                                  ARTICLE VIII
                      CONDITIONS TO PURCHASER'S OBLIGATIONS

           Unless waived by Purchaser in writing, each and every obligation of Purchaser to be performed at the Closing shall be subject to the satisfaction at or prior thereto of each and all of the following conditions precedent:

     8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Seller in this Agreement and the Seller Disclosure Schedule, as amended and updated through the Closing Date and including the documents, instruments and agreements to be executed and/or delivered by Seller pursuant to this Agreement, shall be true and correct in all material respects at and as of the Closing with the same force and effect as though such representations and warranties had been made or given at and as of the Closing.

     8.2 COMPLIANCE WITH COVENANTS AND AGREEMENTS. Seller shall have performed and complied with all of its covenants, agreements and obligations under this Agreement which are to be performed or complied with by them at or prior to the Closing, including the execution and/or delivery of the documents, instruments and agreements specified in Section 4.1 hereof, or in such documents, instruments and agreements, all of which shall be reasonably satisfactory in form and substance to counsel for Purchaser.


     8.3 DELIVERIES AT CLOSING. Seller shall have delivered all documents and instruments, and all other written materials, required pursuant to the terms of this Agreement to be delivered at or prior to the Closing, including without limitation the closing deliveries of Seller set forth in Section 4.1(a) hereof.

     8.4 PROCEEDINGS. No Proceeding before any Governmental Body or other Person shall be pending, challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly (a) restrain or prohibit the consummation of the transactions contemplated hereby, or (b) seeks damages or conditions that would be reasonably likely to have a Material Adverse Effect on Seller.

     8.5 CONSENTS AND REMOVAL OF LIENS. Seller shall have obtained consents to the assignment and continuation of all contracts and agreements as set forth in
Schedule 7.11. Seller shall have obtained satisfaction and discharge of all Encumbrances, and shall have obtained all governmental and private authorizations that are necessary in order to own and operate and conduct the Business of Seller, in Purchaser's hands, substantially on the basis heretofore owned, operated and conducted.

     8.6 PAYMENTS TO AFFILIATES. Other than as set forth herein, Seller shall not have transferred or remitted any Assets or other property, including cash, to any Stockholder for any purpose from or after the date of this Agreement, unless mutually agreed so as to facilitate certain housekeeping or record keeping functions and/or to facilitate the closing of this transaction.

                                   ARTICLE IX
                       CONDITIONS TO SELLER'S OBLIGATIONS

           Unless waived by Seller in writing, each and every obligation of Seller to be performed at the Closing shall be subject to the satisfaction at or prior thereto of each and all of the following conditions precedent:

     9.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Purchaser in this Agreement, including the documents, instruments and agreements to be executed and/or delivered by Purchaser pursuant to this Agreement, shall be true and correct in all material respects at and as of the Closing with the same force and effect as though such representations and warranties had been made or given at and as of the Closing.

     9.2 COMPLIANCE WITH COVENANTS AND AGREEMENTS. Purchaser shall have performed and complied with all of its covenants, agreements and obligations under this Agreement which are to be performed or complied with by it at or prior to the Closing, including the execution and/or delivery of the documents, instruments and agreements specified in Section 4.2 hereof, or in such documents, instruments and agreements, all of which shall be reasonably satisfactory in form and substance to counsel for Seller.

     9.3 DELIVERIES AT CLOSING. Purchaser shall have delivered all documents and instruments, and all other written materials, required pursuant to the terms of this Agreement to be delivered at or prior to the Closing, including without limitation the closing deliveries of Purchaser set forth in Section 4.2(a) hereof.

                                    ARTICLE X
                                 INDEMNIFICATION

     10.1 INDEMNIFICATION BY SELLER. Seller hereby agrees to defend, indemnify and hold Purchaser and its Affiliates harmless from, against and in respect of (and shall on demand reimburse Purchaser for):

     (a) any and all losses, costs, expenses (including without limitation, reasonable attorneys fees and disbursements of counsel), Liabilities, damages, fines, penalties, charges, assessments, judgments, settlements, claims, causes of action, Proceedings, Orders and other obligations of any kind or nature (individually a "Loss" and collectively "Losses") arising from, in connection with, or suffered or incurred by Purchaser (i) by reason of any untrue representation, breach of warranty or non-fulfillment of any covenant or other agreement by Seller contained herein or in any certificate, document or instrument delivered to Purchaser pursuant hereto or in connection herewith, or (ii) which would not have been suffered or incurred if such representation or warranty were true and not breached or if such covenant or other agreement were fully performed;

     (b) any and all Losses suffered or incurred by Purchaser by reason of or in connection with any claim for a finder's fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the instance of Seller or any Stockholder with respect to this Agreement or any of the transactions contemplated hereby;

     (c) any and all Losses incurred in connection with or that arises from any claim or Proceeding by any former shareholder of Seller;

     (d) any and all Proceedings, Orders, claims, demands, assessments, judgments, costs and expenses, including, without limitation, legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

Notwithstanding the foregoing, neither Seller or the Stockholders shall be liable to Purchaser for any breaches of representations or warranties (i) if the aggregate amount of all the Losses of Purchaser based thereon or resulting therefrom is less than $100,000 (the "Liability Exception"); PROVIDED, HOWEVER, that such Liability Exception shall not apply to or include any Losses in excess of $100,000 in the aggregate or those in respect of misrepresentations or breaches of warranty contained in Section 5.4, hereof, as to which Seller is liable in full hereunder, or (ii) for any amount that exceeds, in the aggregate, the Escrow Amount under this Agreement (but only to the extent of such excess).

     10.2 INDEMNIFICATION BY PURCHASER. Purchaser hereby agrees to indemnify, defend, and hold Seller harmless from, against and in respect of (and shall on demand reimburse them for):

     (a) Any and all Losses resulting from any untrue representation, breach of warranty or non-fulfillment of any covenant or other agreement by Purchaser contained herein or in any certificate, document or instrument delivered to Seller pursuant hereto or in connection herewith, or any and all Losses that would not have been suffered or incurred if such representation or warrant were true and not breached or if such covenant or other agreement were fully performed;

     (b)  Any and all Assumed Liabilities; and

     (c) Any and all actions, suits, Proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

     10.3 NATURE AND SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Each of the representations and warranties of the parties contained in this Agreement and in any Exhibit, Schedule, certificate, instrument or document delivered by or on behalf of any of the parties hereto pursuant to this Agreement and the transactions contemplated hereby shall survive the Closing of the transactions contemplated hereby for a period of fourteen (14) months after the Closing, after which no claim for indemnification for hereunder, may be brought, and no action with respect thereto may be commenced, and no party shall have any Liability or obligation with respect thereto, unless (i) the Indemnified Party gave written notice to the Indemnifying Party specifying with particularity the basis for such indemnification claimed on or before the expiration of such period; (ii) the claim relates to a breach of any representation or warranty contained in Sections 5.7, 5.19 or 5.20, in which case the right to indemnification shall survive until the expiration of the applicable statute of limitations, plus sixty (60) days thereafter, or (iii) the claim relates to any representation or warranty in Sections 5.4 and 5.11, excluding the last sentence thereof, in which case the right to indemnification shall survive indefinitely.

     10.4 PROCEDURE FOR INDEMNIFICATION. Subject to rights of offset, recoupment or calculation set forth in this Agreement, in the event a party intends to seek indemnification pursuant to the provisions of Sections 10.1 or 10.3 hereof (the "Indemnified Party"), the Indemnified Party shall promptly give notice hereunder to the other party (the "Indemnifying Party") after obtaining written notice of any claim, investigation, or the service of a summons or other initial or continuing legal or administrative process or Proceeding in any action instituted against the Indemnified Party as to which recovery or other action may be sought against the Indemnifying Party because of the indemnification provided for in Section 10.1 or 10.3 hereof, and, if such indemnity shall arise from the claim of a third party, the Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting from such claim; PROVIDED, HOWEVER, that the Indemnified Party shall not be required to permit such an assumption of the defense of any claim or litigation which, if not first paid, discharged or otherwise complied with, would with substantial certainty result in a material interruption or disruption of the Business of the Indemnified Party, taken as a whole, or any material part thereof. Notwithstanding the foregoing, the right to indemnification hereunder shall not be affected by any failure of the Indemnified Party to give such notice (or by delay by the Indemnified Party in giving such notice) unless, and then only to the extent that, the rights and remedies of the Indemnifying Party shall have been prejudiced as a result of the failure to give, or delay in giving, such notice. Failure by the Indemnifying Party to notify the Indemnified Party of its election to defend any such claim or action by a third party within twenty (20) days after notice thereof shall have been given to the Indemnifying Party shall be deemed a waiver by the Indemnifying Party of its right to defend such claim or action.

           If the Indemnifying Party assumes the defense of such claim, investigation or Proceeding resulting therefrom, the obligations of the Indemnifying Party hereunder as to such claim, investigation or Proceeding shall include taking all steps necessary in the defense or settlement of such claim, investigation or Proceeding and holding the Indemnified Party harmless from and against any and all damages caused by or arising out of any settlement approved by the Indemnifying Party or any judgment entered in connection with such claim, investigation or Proceeding, except where, and only to the extent that, the Indemnifying Party has been prejudiced by the actions or omissions of the Indemnified Party. The Indemnifying Party shall not, in the defense of such claim or any Proceeding resulting therefrom, consent to entry of any judgment (other than a judgment of dismissal on the merits without costs) except with the written consent of the Indemnified Party (which consent shall not be unreasonably withheld, delayed or conditioned) or enter into any settlement (except with the written consent of the Indemnified Party)(which consent shall not be unreasonably withheld, delayed or conditioned) unless (i) there is no finding or admission of any violation of law and no material effect on any claims that could reasonably be expected to be made against the Indemnified Party (ii) the sole relief provided is monetary damages and (iii) the settlement shall include the giving by the claimant or the plaintiff to the Indemnified Party a release from all Liability in respect to such claim or litigation.

           If the Indemnifying Party assumes the defense of such claim, investigation or Proceeding resulting therefrom, the Indemnified Party shall be entitled to participate in the defense of the claim, but solely by observation and comment to the Indemnifying Party, and the counsel selected by the Indemnified Party shall not appear on its behalf in any Proceeding arising hereunder. The Indemnified Party shall bear the fees and expenses of any additional counsel retained by it to participate in its defense unless any of the following shall apply: (i) the employment of such counsel shall have been authorized in writing by the Indemnifying Party; or (ii) the Indemnifying Party's legal counsel shall advise the Indemnifying Party in writing, with a copy to the Indemnified Party, that there is a conflict of interest that would make it inappropriate under applicable standards of professional conduct to have common counsel. If clause (i) or (ii) in the immediately preceding sentence is applicable, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party to represent the Indemnified Party, but in no event shall the Indemnifying Party be obligated to pay the costs and expenses of more than one such separate counsel for any one complaint, claim, action or Proceeding in any one jurisdiction.

           If the Indemnifying Party does not assume the defense of any such claim by a third party or litigation resulting therefrom after receipt of notice from the Indemnified Party, the Indemnified Party may defend against such claim or litigation in such manner as it reasonably deems appropriate, and unless the Indemnifying Party shall deposit with the Indemnified Party a sum equivalent to the total amount demanded in such claim or litigation plus the Indemnified Party's estimate of the cost

(including attorneys' fees) of defending the same, the Indemnified Party may settle such claim or Proceeding on such terms as it may reasonably deem appropriate and the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of such settlement and for all costs (including attorneys' fees), expenses and damages incurred by the Indemnified Party in connection with the defense against or settlement of such claim, investigation or litigation, or if any such claim or litigation is not so settled, the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of any judgment rendered with respect to any claim by a third party in such litigation and for all costs (including attorneys' fees), expenses and damage incurred by the Indemnified Party in connection with the defense against such claim or litigation, whether or not resulting from, arising out of, or incurred with respect to, the act of a third party.

           Each party shall cooperate in good faith and in all respects with each Indemnifying Party and its representatives (including without limitation its counsel) in the investigation, negotiation, settlement, trial and/or defense of any Proceedings (and any appeal arising therefrom) or any claim. The parties shall cooperate with the other in any notifications to and information requests of any insurers. No individual representative of any Person, or their respective Affiliates shall be personally liable for any Loss under this Agreement, except as specifically agreed to by said individual representative.

                                   ARTICLE XI
                                   TERMINATION


     11.1 TERMINATION. This Agreement may be terminated and the transactions contemplated herein may be abandoned after the date of this Agreement, but not later than the Closing:

     (a)  by mutual written consent of all parties hereto;

     (b) by Purchaser if any of the conditions provided for in Article VIII of this Agreement have not been timely met and have not been waived in writing by Purchaser on or before the Closing Date;

     (c) by Seller if any of the conditions provided for in Article IX of this Agreement have not been timely met and have not been waived in writing by Seller on or before the Closing Date;

     (d) by either Purchaser or Seller if the Closing shall not have occurred on or before March 22, 2002, provided such party is not in default.

In the event of termination by any party as provided in this Section 11.1, written notice shall forthwith be given to the other party. Except as otherwise specifically provided herein, each party shall pay its own expenses incident to preparation or consummation of this Agreement and the transactions contemplated hereunder and, subject to Section 11.2, neither party shall have any Liability to the other hereunder, except such Liability as may arise as a result of a breach hereof.

11.2 RETURN OF DOCUMENTS AND NONDISCLOSURE. If this Agreement is terminated for any reason pursuant to Section 11.1 hereto, each party shall return all documents and materials which shall have been furnished by or on behalf of the other party, and each party hereby covenants that it will not disclose to any Person any Confidential Information about the other party or any information about the transactions contemplated hereby, except insofar as may be necessary to assert its rights hereunder or to comply with Applicable Laws or pursuant to an Order or Proceeding.

                                   ARTICLE XII
                             POST-CLOSING COVENANTS

     12.1 FURTHER ACTS AND ASSURANCES. The parties agree that, at any time and from time to time, on and after the Closing Date, upon the reasonable request of the other party, they will do or cause to be done all such further acts and things and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered any and all papers, documents, instruments, agreements, assignments, transfers, assurances and conveyances as may be necessary or desirable to carry out and give effect to the provisions and intent of this Agreement. In addition, from and after the Closing Date, Purchaser will afford to Seller and its attorneys, accountants and other representatives access, during normal business hours, to such personnel, books and records relating to Seller as may reasonably be required in connection with the preparation of financial information or the filing of Tax Returns and will cooperate in all reasonable respects in connection with claims, Orders and Proceeding asserted by or against third parties, relating to the transactions contemplated hereby.

     12.2 NON-COMPETITION AGREEMENT. During the period of two (2) years from and after the Closing Date, Seller on behalf of himself and his affiliates, covenants and agrees that they will not, without Purchaser's prior written consent, directly or indirectly, or individually or collectively lend its credit, advice or assistance, or engage in any activity or act in any manner (including but not limited to, as an individual, owner, sole proprietor, founder, associate, promoter, partner, joint venturer, shareholder, officer, director, trustee, manager, employer, employee, licensor, licensee, principal, agent, salesman, broker, representative, consultant, advisor, investor or otherwise for the purpose of establishing, operating or managing any Person that is engaged in competitive activities) competitive with the present Business of Purchaser, including Seller's Business therein. Seller acknowledges and agrees that this Section 12.2 shall be geographically applicable to worldwide competition.

     12.3 NON-SOLICITATION AGREEMENT. During the period of twenty-four (24) months from and after the Closing Date, Seller and the Stockholders each covenant and agree that they will not, whether for their own account or for the account of any other Person, directly or indirectly interfere (including the hiring of any employee) with Purchaser's relationship with or endeavor to divert or entice away from Purchaser any Person (i) who or which at any time during the term of such Person's prior employment by or affiliation with Seller, is or was since the date hereof an employee, vendor, supplier or customer of Seller or
(ii) who is an employee, vendor, supplier or customer of Purchaser.

     12.4 CONFIDENTIAL INFORMATION. Seller understands and agrees that the Business of Seller is based upon specialized work and that officers, directors, employees or Stockholders of Seller received, had access to and/or contributed to Confidential Information. Seller agrees that at all times from and after the Closing Date, it shall keep secret all such Confidential Information and it will not directly or indirectly use or disclose the same to any Person without first obtaining the written consent of Purchaser. At any time Purchaser may so request, Seller shall turn over to Purchaser all books, notes, memoranda, manuals, notebooks, tables, drawings, calculations, records and other documents made, compiled by or delivered to Seller and containing or concerning any Confidential Information, including copies thereof, in its possession, it being agreed that the same and all information contained therein are at all times the exclusive property of Purchaser.

     12.5 REASONABLENESS OF COVENANTS. Seller acknowledges and agrees that the geographic scope and period of duration of the restrictive covenants contained in Sections 12.2, 12.3 and 12.4 of this Agreement are both fair and reasonable and that the interests sought to be protected by Purchaser are legitimate business interests entitled to be protected. Seller further acknowledges and agrees that Purchaser would not have purchased the Assets and assumed the Assumed Liabilities pursuant to this Agreement unless Seller had agreed to be irrevocably bound by the covenants contained in such Sections.

     12.6 INJUNCTIVE RELIEF. The parties agree that the remedy of damages at law for the breach by any party of any of the covenants contained in Sections 12.2,
12.3 or 12.4 is an inadequate remedy. In recognition of the irreparable harm that a violation by any party of any of the covenants, agreements or obligations arising under Sections 12.2, 12.3 or 12.4 would cause Purchaser or the other party, each party agrees that in addition to any other remedies or relief afforded by law, an Injunction against an actual or Threatened violation or violations may be issued against them and every other Person concerned thereby, it being the understanding of the parties that both damages and Injunction shall be proper modes of relief and are not to be considered alternative remedies.

     12.7 BLUE PENCIL DOCTRINE. In the event that any of the restrictive covenants contained in this Article shall be found by a court of competent jurisdiction to be unreasonable by reason of its extending for too great a period of time or over too great a geographic area or by reason of its being too extensive in any other respect, then such restrictive covenant shall be deemed modified to the minimum extent necessary to make it reasonable and enforceable under the circumstances.

     12.8 PERFORMANCE OF SELLER'S CONTRACTS. Purchaser shall either fully and timely perform each of the contracts it has assumed pursuant to this Agreement after the Closing or cause the same to be terminated without liability to Seller or its guarantors (or shall otherwise cause Seller and its guarantors to be relieved and released from any further obligation or liability thereunder).

                                  ARTICLE XIII
                                  MISCELLANEOUS

     13.1 NOTICES. All notices, demands and other communications provided for hereunder shall be in writing and shall be given by either personal delivery, via facsimile transmission (receipt electronically confirmed), by nationally recognized overnight courier (prepaid), or by certified or registered first class mail, postage prepaid, return receipt requested, sent to each party, at its address as set forth below or at such other address or in such other manner as may be designated by such party in a written notice to each of the other parties. All such notices, demands and communications shall be effective when personally delivered, one (1) business day after delivery to the overnight courier, upon electronic confirmation of facsimile transmission or three (3) business days after dispatch by mail to the party to whom the same is so given or made:


If to Seller:
------------

Mr. Gerd J. Hanel
D 93309 Kelheim Donau
Ludwigstr 8/1, Germany
Telephone: 49 9441 1431
Facsimile: 49 9441 4556

If to Purchaser:
---------------

Global Decs Corp.
455 East 400 South
Suite 40
Salt Lake City, Utah 84111

With a copy to:
--------------

Daniel M. Boyar, Esq.
Attorney at Law
10051 S.W. 125th Terrace
Dunnellon, Florida 34432


     13.2 LEGAL AND OTHER COSTS. In the event that any party (the "Defaulting Party") defaults in his or its obligations under this Agreement and, as a result thereof, the other party (the "Non-Defaulting Party") seeks to legally enforce his or its rights hereunder against the Defaulting Party, then, in addition to all damages and other remedies to which the Non-Defaulting Party is entitled by reason of such default, the Defaulting Party shall promptly pay to the Non-Defaulting Party an amount equal to all costs and expenses (including reasonable attorneys' fees) paid or incurred by the Non-Defaulting Party in connection with such enforcement.

     13.3 TRANSACTIONAL BROKERAGE FEE. The parties hereto agree that Marine Realty, Inc. (Christopher W. Denison, President), a licensed Florida real estate broker ("Denison"), at 120 East Oakland Park Blvd., Suite 105, Fort Lauderdale, Florida 33334, is the transactional broker in this transaction, and shall be paid a fee in the amount of five percent of the consideration set forth in paragraph 2.1 of this Agreement, which equates to 250,000 newly issued restricted shares of common stock of GDEC (pursuant to the Act), for his introduction of Seller to Purchaser. Such payment, in the form of GDEC shares, shall be in full satisfaction of the fee due and owning to Denison in relation to this Agreement. It shall be the responsibility and obligation of the Purchaser to pay this fee to Denison within thirty days after the Closing of this Agreement. In the event that Purchaser acquires the affiliated companies to Seller as referenced in the Recitals to this Agreement, then at such time as each of the subsequent closings are completed, Seller or its affiliate shall pay to

Denison an additional fee in the amount of five percent of the consideration received by the selling party, whether paid in cash, shares, or combination.

     13.4 ENTIRE AGREEMENT. This writing, including any exhibits and schedules hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto.

     13.5 GOVERNING LAW. This Agreement, including all the documents, instruments and agreements to be executed and/or delivered by the parties hereto, shall be construed, governed by and enforced in accordance with the internal laws of the State of Utah.

     13.6 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of each corporate party hereto, its successors and assigns, and each individual party hereto and his heirs, personal representatives, successors and assigns.

     13.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall be deemed one and the same original.

     13.8 PUBLIC ANNOUNCEMENTS. The timing and content of all public announcements relating to the execution of this Agreement and the consummation of the transactions contemplated hereby shall be approved by both Purchaser and Seller prior to the release of such public announcements, and each party agrees to cooperate with the other party as appropriate to comply with all Applicable Laws.

     13.9 HEADINGS. The headings of the articles, sections and subsections of this Agreement are intended for the convenience of the parties only and shall in no way be held to explain, modify, construe, limit, amplify or aid in the interpretation of the provisions hereof. The terms "this Agreement," "hereof," "herein," "hereunder," "hereto" and similar expressions refer to this Agreement as a whole and not to any particular article, section, subsection or other portion hereof and include the Schedules and Exhibits hereto and any document, instrument or agreement executed and/or delivered by the parties pursuant hereto.

     13.10 NUMBER AND GENDER. Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa and words importing the use of any gender shall include all genders.

     13.11 RECITALS. The recitals to this Agreement are hereby incorporated into this Agreement as though fully restated herein.

     13.12 SEVERABILITY. In the event that any provision of this Agreement is declared or held by any court of competent jurisdiction to be invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement, unless such invalid or unenforceable provision goes to the essence of this Agreement, in which case the entire Agreement may be declared invalid and not binding upon any of the parties.

     13.13 PARTIES IN INTEREST AND ASSIGNMENT. Nothing expressed or implied in this Agreement is intended or shall be construed to confer any rights or remedies under or by reason of this Agreement upon any Person other than (i) Purchaser and (ii) Seller, and their respective heirs, personal representatives, successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the Liabilities of any third Person to Purchaser or Seller. This Agreement and any rights or interests arising from or in connection with this Agreement shall (i) not be assignable by Seller and any such purported assignment shall be null and void and of no force or effect, (ii) be assignable by Purchaser with the prior written consent of Seller, which consent will not be unreasonably withheld.

     13.14 WAIVER. The terms, conditions, warranties, representations and indemnities contained in this Agreement, including the documents, instruments and agreements executed and/or delivered by the parties pursuant hereto, may be waived only by a written instrument executed by the party waiving compliance. Any such waiver shall only be effective in the specific instance and for the specific purpose for which it was given and shall not be deemed a waiver of any other provision hereof or of the same breach or default upon any recurrence thereof. No failure on the part of a party hereto to exercise and no delay in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

     13.15 FACSIMILE SIGNATURES. The parties hereto have agreed that signatures for execution of this Agreement and any certificate, instrument and other document entered into and/or delivered pursuant to or in connection with this Agreement, may be provided by facsimile; and upon receipt of such facsimile signature, the party accepting such signature shall be entitled to rely on the execution thereof and such signature will be binding and effective, deemed to be an original signature, as if the original counterpart had been transmitted and/or delivered.

                                   ARTICLE XIV
                                   DEFINITIONS

For purposes of this Agreement, the following terms have the meanings specified:

           "Affiliate" - when used in reference to a specified person, means any person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with the specified person.

           "Agreement" - has the meaning set forth in the introductory paragraph hereof.

           "Applicable Law" or "Applicable Laws" - means any and all laws, ordinances, constitutions, regulations, statutes, treaties, rules, codes, licenses, certificates, franchises, permits, requirements and injunctions adopted, enacted, implemented, promulgated, issued, entered or deemed applicable by or under the authority of any governmental body having jurisdiction over a specified person or any of such person's properties or assets. Unless used in either section 5.20 hereof, the foregoing definition shall not include environmental laws.

           "Assets" - has the meaning set forth in section 1.2(a) of this Agreement.

           "Assumed Liabilities" - has the meaning set forth in section 1.3 of this agreement.

           "Benefit Plans" - means any and all bonus, stock option, restricted stock, stock purchase, stock appreciation, phantom stock, profit participation, profit-sharing, deferred compensation, severance, pension, retirement, disability, medical, dental, health, life or dental insurance, death benefit, incentive, welfare and/or other benefit, compensation and/or retirement plan, policy, arrangement and/or contract maintained, sponsored or participated in by seller.

           "Business" - has the meaning set forth in the paragraph 1.1 of this Agreement.

           "Closing" - has the meaning set forth in article iii of this Agreement.

           "Closing Date" - has the meaning set forth in article iii of this Agreement.

           "Code" - means the internal revenue code of 1986, as amended, or any successor law and regulations issued by the irs pursuant to the internal revenue code or any successor law.

           "Confidential Information" - means any information or compilation of information not generally known to the public or the industry or which seller has not disclosed to third parties without a written obligation of confidentiality, which is proprietary to seller, relating to seller's procedures, techniques, methods, concepts, ideas, affairs, products, processes, services and trade secrets, including, but not limited to, information relating to marketing, merchandising, selling, research, development, manufacturing, purchasing, accounting, engineering, financing, costs, customers, plans, pricing, billing, needs of customers and products and services used by customers, all lists of customers and their addresses, prospects, sales calls, products, services, prices and the like as well as any specifications, formulas, plans, drawings, accounts or sales records, sales brochures, code books, manuals, trade secrets, knowledge, know-how, pricing strategies, operating costs, sales margins, methods or operations, invoices or statements and the like.

           "Copyrights" - has the meaning set forth in section 5.13(a) of this Agreement.

           "Defaulting Party" - has the meaning set forth in section 13.2(a) of this Agreement.

           "Encumbrance" - means and includes with respect to any personal property, any intangible property or any property other than real property, any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention Agreement or lease or use Agreement in the nature thereof whether voluntarily incurred or arising by operation of law, and including any Agreement to grant or submit to any of the foregoing in the future.

           "Financial Statements" - has the meaning set forth in section 5.5 of this Agreement.

           "Generally Accepted Accounting Principles" - shall mean generally accepted accounting principles used and applied in the united states of america and which are recognized as generally accepted by the american institute of certified public accountants.

           "Governmental Body" - (a) the united states of america and any state, county, city, town, village, district or other jurisdiction thereof; (b) federal, state, local, or municipal government of any of the foregoing jurisdictions; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, board, commission, department, instrumentality, office or other entity, and any court or other tribunal) of any of the foregoing jurisdictions; (d) body of any of the foregoing jurisdictions exercising or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

           "Indemnified Party" - has the meaning set forth in section 10.4 of this Agreement.

           "Indemnifying Party" - has the meaning set forth in section 10.4 of this Agreement.

           "Injunction" - means any and all writs, rulings, awards, directives, injunctions (whether temporary, preliminary or permanent), judgments, decrees or other orders adopted, enacted, implemented, promulgated, issued, entered or deemed applicable by or under the authority of any governmental body.

           "Intellectual Property" - means any and all (i) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations in part, revisions, extensions and reexaminations thereof, (ii) trademarks, service marks, trade dress, logos, trade names, assumed names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith; (iii) copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith; (iv) mask works and all applications, registrations and renewals in connection therewith; (v) trade secrets and confidential business information (including ideas, research and development, know-how, technology, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals); (vi) computer software (including data and related software program documentation in computer-readable and hard-copy forms); (vii) other intellectual property and proprietary rights of any kind, nature or description; and (viii) copies of tangible and embodiments thereof (in whatever form or medium).

           "Knowledge" - an individual will be deemed to have "knowledge" of a particular fact or other matter if: (i) such individual is actually aware of such fact or other matter; or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter with reasonable investigation. An entity or other person will be deemed to have "knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a stockholder, director, officer, partner, member or trustee of such entity (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter.

           "Liability" or "Liabilities" - means any and all debts, liabilities and/or obligations of any type, nature or description (whether known or unknown, asserted or unasserted, secured or unsecured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due).

     "Liability Exception" - has the meaning set forth in section 10.1 of this Agreement.

     "Loss" or "Losses" - has the meaning set forth in section 10.1(a) of this Agreement.

     "Material Adverse Effect" or "Material Adverse Change" - means, in connection with any person, any event, change or effect that is materially adverse, individually or in the aggregate, to the condition (financial or otherwise), properties, assets, liabilities, revenues, income, business, operations or results of operations of such person except for any event, change or effect that is attributable to (i) changes or developments in general economic conditions; or (ii) changes in political or regulatory conditions.

     "Non-Defaulting Party" - has the meaning set forth in section 13.2(a) of this Agreement.

     "Order" - means any judgment, award, decision, consent decree, injunction, ruling, writ or order of any federal, state or local governmental body, or authority that is binding on any person or its property under applicable law.

     "Ordinary Course of Business" - means an action taken by a person only if
(i) such action is consistent with the past practices of such person and is taken in the ordinary course of the normal day-to-day operations of such person; and (ii) such action is not required to be authorized by the governing body of such person (or by any person or group of persons constituting a governing body of a person exercising similar authority).

     "Patent" - has the meaning set forth in section 5.13(a) of this Agreement.

     "Permitted Encumbrances" - means (i) those encumbrances set forth in schedule 5.11 hereto, (ii) municipal zoning ordinances, recorded easements for public utilities and recorded building and use restrictions and covenants, (iii) general real estate taxes and installments of special assessments payable in the year of closing, and (iv) minor survey exceptions, licenses, easements or reservations of, or rights of others for, oil, gas minerals, ores or metals, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions on the use of real property, minor defects in title or other similar charges not interfering in any material respect with the ordinary course of business of the seller or with the use of the real property.

     "Person" - means any individual, corporation (including any non-profit corporation), general, limited or limited liability partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity or governmental body.

     "PR Marine" - has the meaning set forth in the recitals to this Agreement.

     "Proceeding" - means any suit, litigation, arbitration, hearing, audit, investigation, injunction or other action (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any governmental body or arbitrator.

     "Purchaser" - has the meaning set forth in the introductory paragraph hereof.

     "Schedules" - means the schedules to this Agreement.

     "Seller" - has the meaning set forth in the introductory paragraph of this Agreement.

     "Shareholders of PR Marine A.G." shall mean Mr. Gerd J. Hanel, an individual, and Mr. Peter Rammelmayr, an individual.

     "Tax" or "Taxes" - has the meaning set forth in section 5.6 of this Agreement.

     "Tax Return" - means any return, declaration, report, claim for refund or information return or statement relating to taxes, including without limitation any schedule or attachment thereto, any amendment thereof, and any estimated report or statement.

     "Threatened" - a claim, proceeding, dispute, action, or other matter will be deemed to be "Threatened" if any demand or statement has been made, or any notice has been given, that would lead a reasonably prudent person to conclude that such a claim, proceeding, dispute, action, or other matter will be asserted, commenced, taken or otherwise pursued in the future.

     "Trademarks" - has the meaning set forth in section 5.13(a) of this Agreement.

     "Transactional Brokerage Fee" - has the meaning set forth in section 13.3 of this Agreement.



IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SELLER:
------

THE SHAREHOLDERS OF PR MARINE A.G.


------------------------------------
Mr. Gerd J. Hanel, an individual


------------------------------------
Mr. Peter Rammelmayr, an individual


Purchaser:
---------

GLOBAL DECS CORP., A UTAH CORPORATION


By: ________________________________________________
    Mr. Shahid Shafiq Vohra, Chief Executive Officer

                                   SCHEDULE A
                                   ----------

                         SHAREHOLDERS OF PR MARINE A.G.
                         ------------------------------


The below named individuals, both residents of Germany, are the only shareholders of PR MARINE A.G., a German corporation. Their names and addresses are as follows:


         Shareholder               Address
         -----------               -------

1.       MR. PETER RAMMELMAYR      D-93309 Kelheim
                                   Donau
                                   Ludwigstr 8/1
                                   Germany


2.       MR. GERD J. HANEL         D-93309 Kelheim
                                   Donau
                                   Ludwigstr 8/1
                                   Germany

                                    EXHIBIT A

                           BILL OF SALE AND ASSIGNMENT

     THIS BILL OF SALE AND ASSIGNMENT (the "Bill of Sale") is given pursuant to that certain Stock Purchase Agreement (the "Purchase Agreement") dated March 19, 2002, by and between GLOBAL DECS CORP., a Utah corporation (the "Purchaser"), and THE SHAREHOLDERS OF PR MARINE A.G., whose names are set forth below as signatories hereto (collectively "Seller"). This Bill of Sale concerns the sale and transfer of all assets, as further set forth herein, concerning PR MARINE A.G., a German corporation ("PR Marine"). All capitalized terms not defined in this Bill of Sale shall have the meanings given to them in the Purchase Agreement, a copy of which is attached hereto.

     For Ten Dollars ($10.00) and other good and valuable consideration as set forth in the Purchase Agreement, the receipt and sufficiency of which are hereby acknowledged, effective at the closing of the transaction contemplated by the Purchase Agreement, Seller hereby sells, assigns, transfers, conveys and delivers to Purchaser all of its right, title, and interest in and to PR Marine, the Assets, and the Business, free and clear of all Encumbrances and Liabilities, except those liabilities that were assumed by Purchaser as set forth in the Purchase Agreement, Exhibit "B" thereof.

     Seller hereby agrees to execute and deliver to Purchaser all other documents, instruments and assignments, as reasonably requested by Purchaser, necessary to vest in Purchaser all of its rights, title, and interest in and to PR Marine, the Assets, the Related Assets, and the Business.

     This Bill of Sale shall also constitute an assignment of one hundred percent (100%) of all rights, title, and interest in and to PR Marine, and any Assets, Related Assets or the Business, for which an assignment is necessary or appropriate to transfer such right, title, and interest.

     Nothing contained herein shall be construed to limit or expand any of the representations or warranties of the Seller contained in the Purchase Agreement or to otherwise modify any provision of the Purchase Agreement.

     This Bill of Sale shall be construed and enforced in accordance with the laws of the State of Utah.

DATED this 19th day of March, 2002.


By: _________________________________
    Mr. Gerd J. Hanel


By: _________________________________
    Mr. Peter Rammelmayr

                                    EXHIBIT B

                            ASSIGNMENT OF LIABILITIES

     THIS ASSIGNMENT OF LIABILITIES (the "Assignment") is given pursuant to that certain Stock Purchase Agreement (the "Purchase Agreement") dated March 19, 2002, by and between THE SHAREHOLDERS OF PR MARINE A.G., whose names are set forth below as signatories hereto (the "Assignors"), and GLOBAL DECS CORP., a Utah corporation (the "Assignee"). This Assignment concerns the assumption of certain liabilities (the "Assumed Liabilities) of PR MARINE A.G., a German corporation ("PR Marine"), which Assignee has agreed to assume under the terms and conditions of the Purchase Agreement. All capitalized terms not defined in this Assignment shall have the meanings given to them in the Purchase Agreement, a copy of which is attached hereto.

     The Assumed Liabilities shall be only as follows:
     1.
     2.

     This Assignment shall be construed and enforced in accordance with the laws of the State of Utah.

DATED this 19th day of March, 2002.

ASSIGNORS:
----------


By: _________________________________
       Mr. Gerd J. Hanel


By: _________________________________
       Mr. Peter Rammelmayr

ASSIGNEE:
---------

GLOBAL DECS CORP., A UTAH CORPORATION


By: ________________________________________________
    Mr. Shahid Shafiq Vohra, Chief Executive Officer

Exhibit 99.5
------------

PRESS RELEASE                                  Contact:  Mr. Shahid Shafiq Vohra
GLOBAL DECS CORP.                                              CEO and President
                                     1535 S.E. 17th Street   Suite 121, The Quay
                                                  Fort Lauderdale, Florida 33316
                                                           Phone: (954) 463-0000
                                                             Fax: (954) 463-3770

                          PR Marine A.G. Acquired, New
                                 Management Team

          German luxury mega-yachts sales & marketing company acquired.

     Fort Lauderdale, Florida (Business Wire). March 19, 2002. GLOBAL DECS CORP. ("Company") (Nasdaq BB: "GDEC") has completed the acquisition of PR MARINE A.G., a German corporation, which is the sales and marketing organization for an established and reputable brand name in the mega-yacht construction industry, renowned throughout the world for superior quality and aerodynamic designs (www.pr-marine.com). The Company will be renamed "SUPERYACHTS, INC." to reflect the new direction of its business activities, which will include sales and charters of custom built mega-yachts from 80 feet and above. The Company plans to acquire other yachting companies that are complimentary to PR Marine A.G.

     The Company's newly acquired subsidiary, PR MARINE A.G., is the sales and marketing company for a German yacht builder, that sells aerodynamic styled custom built super-yachts with the distinctive brand name "PR MARINE". These custom yachts include unrestricted bay view windows, an innovation that has become PR MARINE's trademark distinctive style throughout the world.

     In conjunction with the acquisiton of PR Marine A.G., the Company has appointed three new officers and directors for GDEC, being: Mr. Shahid Shafiq Vohra, age 45, as the new Chief Executive Officer, President and a Director of the Company; and Mr. Rudolf Gunther Humpf, age 50, as Vice President Engineering and a Director of the Company, all with immediate effect. Mr. Malcolm Gold resigned his positions as Chairman and Director of GDEC in order to pursue other business opportunities.

     Shahid Shafiq Vohra, age 45, Director Sales & Marketing is currently the President of PR MARINE Inc., which is the marketing arm of PR Marine Superyachts Gmbh. Mr. Vohra has built a reputation in the yachting community for being able to close the deal on the best terms. The PR Marine brand success and popularity can be attributed to the talents of Mr. Vohra. During his tenure as sales and marketing director, he has achieved recognition in the industry as a sales leader. His close relationships with many Middle Eastern countries' rulers, and leading business personalities in India and the Middle East have lead to the sale of numerous PR Marine mega-yachts to Royalty, Presidents and wealthy Sheiks. Mr. Vohra will continue as the Sales and Marketing Director for the enlarged yachting franchise at GDEC, with responsibility for the global marketing strategy involved in building the "Superyacht" brand name.

     Rudolf Gunther Humpf, age 50, and resident of Florida and Germany, has thirty-two years experience as an engineer, and is the Technical Director at PR Marine. Job responsibility includes project management and all technical specifications for the yachts and sales promotion. Mr. Humpf's experience includes many years in the capacity as Chief Engineer in charge of technical re-conditioning of numerous yachting facilities including the Lauderdale Marine Center, Florida, Marine Mile Shipyard, Florida, Colonna Shipyard, Norfolk, Virginia, and the Bradford Marine Shipyard, Florida. Mr. Humpf has substantial relationships in the Middle East and Europe, having worked directly at the Royal Palaces of His Majesty King Hussein of Jordan and on a private yacht owned by the Prince of Thurn and Taxis of Lichstenstein.

     In addition to completing the acquisition of PR Marine A.G., the sales and marketing company, GDEC has negotiated to acquire two affiliated companies, PR Marine Inc. ("PRMI"), a Florida corporation, and PR Marine ME Ltd. ("PRME"), an UAE corporation. It is anticipated by GDEC that upon completion of these additional acquisitions in the next thirty days, each company will become a GDEC subsidiary. PRMI and PRME are the regional sales agents for a yacht-building company in Germany, with offices in Dubai, UAE, and Fort Lauderdale, Florida.

     PR MARINE's affiliated companies have had historical sales in excess of $50 Million and they have sold mega-yachts to members of the ruling family of Dubai, His Excellency the President of Maldives, and to a number of high net-worth individuals from the United States and Europe. PR MARINE currently has pending sales for two yachts totaling 197 feet for an American client, which are under construction at the German shipyard.

     Mr. Vohra stated, "Now that PR MARINE A.G. is in a U.S. public company, we can access money through the public capital markets by selling the Company's shares, which will allow us to acquire other mega-yacht building companies that we know in the industry."

     Worldwide, market demand in the yachting industry for mega-yachts is currently exploding with over 375 yachts in excess of 80 feet under construction, which is a 35% increase over last year's orders. Within the industry, the larger custom yachts have experienced better growth. European yacht builders have 58% of these orders compared to only 30% in the U.S. PR MARINE has preferential building slots with its German affiliate to facilitate delivery of a mega-yacht in only 14 months as compared to the normal 2 to 3 year lead time at other shipyards. German yacht builders are ranked fourth amongst the world's top mega-yacht builders. The Company will centralize its yacht sales from the boating capital of the world - Fort Lauderdale, Florida, where an office has been established at The Quay.

     The company has relocated its headquarters to a new office address in Florida at: 1535 S.E. 17th Street, Suite 121, The Quay, Fort Lauderdale, Florida 33316. Phone: (954) 463-0000; Fax: (954) 463-3770.



Forward-Looking Statements:

         Certain statements included in this press release are "forward-looking" statements, such as those relating to anticipated future revenues of the Company or success of the Company's business. Such forward-looking statements involve important risks and uncertainties that could significantly affect anticipated results in the future. The Company's performance and financial results could differ materially from those reflected in the forward-looking statements due to financial, economic, regulatory and political conditions or additional factors unknown to the Company at this time. Therefore, current or prospective investors are cautioned not to place undue reliance on any such forward-looking statements. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Exhibit 99.6
------------


                                  Malcolm Gold
                       9 Jellicoe House, Osnaburgh Street
                                 London NW1 3AY
                            Telephone: 020 7383 7468
                               Fax: 020 7383 7034
                         E-mail: malcolmgold@hotmail.com



18 March 2002


To the Board of Directors
Global Decs Corporation
455 East 400 South, Suite 40
Salt Lake City, Utah 84111
United States of America

Re:  LETTER OF RESIGNATION

Gentlemen:

Please accept this letter as confirmation of my immediate resignation as a Director and Officer of Global Decs Corporation, a Utah corporation. I have decided to pursue other business opportunities. Please advise the appropriate authorities of my resignation.

I wish you all the best in the future.

Warmest regards,

Malcolm J. Gold


Cc:  Mr. Daniel M. Boyar, Attorney at Law (via facsimile)

Exhibit 99.7
------------


                       UNANIMOUS WRITTEN ACTION IN LIEU OF
                       -----------------------------------
                       A MEETING OF THE BOARD OF DIRECTORS
                       -----------------------------------
                           OF GLOBAL DECS CORPORATION
                           --------------------------

     Pursuant to the Articles and Bylaws of GLOBAL DECS CORPORATION (the "Company"), a Utah corporation, and relevant statutes pursuant to the laws of the State of Utah, the following actions have been adopted and approved by the Board of Directors of the Company, effective as of this 24th day of March, 2002, pursuant to this Unanimous Written Action of the Board of Directors of the Company, in lieu of a meeting.

     WHEREAS, the Company desires to add additional personnel to the Board of Directors who have the proven ability to help lead the Company to fully implement its Business Plan for the benefit of all shareholders, who has particular expertise with luxury yachts and capital raising transactions.

     NOW THEREFORE, BE IT RESOLVED, that the Company hereby approves the appointment of Mr. Marc C. Baron to the Company's Board of Directors, and such appointment shall be with immediate effect at the conclusion of the Resolutions herein.

     Mr. Marc C. Baron, age 37, is a licensed Attorney at Law in Florida, with proven skills in management of complex organizations and tasks with specific expertise in technical environments, international business transactions, re-engineering inefficient processes, and improving personnel effectiveness. Since 1998, Mr. Baron has been President and Founder of Sea-Share Corporation, a company that develops, markets and operates a fractional ownership program for luxury yachts. From 1996 to 1998, he was Vice President at Global Financial Development Corporation, providing financial consulting for emerging companies and focused on developing strategies for capital acquisition. Mr. Baron is a former Lieutenant Naval Officer in the US Navy, and Naval Aviator with 27 flight missions in support of the Desert Storm Campaign. He holds a Series 63 license with the National Association of Securities Dealers (NASD), as well as a license with the Florida Department of Insurance. Mr. Baron is a graduate of the University of Miami School of Law, US Navy Electronic Warfare College, and Howard University.

     IN WITNESS WHEREOF, the undersigned individuals, being all of members of the Board of Directors of the Company, hereby unanimously approve the foregoing Resolutions for the Company by written action as of the 24th day of March, 2002, in lieu of a meeting and hereby execute these Resolutions in the city of Fort Lauderdale, Florida, USA on such date.


----------------------------------------
Mr. Shahid Shafiq Vohra, Director, CEO and President


----------------------------------------
Mr. Rudolf Gunther Humpf, Director

Exhibit 99.8
------------


PRESS RELEASE                                  Contact:  Mr. Shahid Shafiq Vohra
GLOBAL DECS CORP.                                              CEO and President
                                     1535 S.E. 17th Street   Suite 121, The Quay
                                                  Fort Lauderdale, Florida 33316
                                                           Phone: (954) 463-0000
                                                             Fax: (954) 463-3770


                    Marc Baron Joins GDEC Board of Directors

     Fort Lauderdale, Florida (Business Wire). March 25, 2002. GLOBAL DECS CORP. (Nasdaq BB: "GDEC") announces that it has added another director to the GDEC Board of Directors, effective immediately:

     Mr. Marc C. Baron, age 37, is a licensed Attorney at Law in Florida, with proven skills in management of complex organizations and tasks with specific expertise in technical environments, international business transactions, re-engineering inefficient processes, and improving personnel effectiveness. Since 1998, Mr. Baron has been President and Founder of Sea-Share Corporation, a company that develops, markets and operates a fractional ownership program for luxury yachts. From 1996 to 1998, he was Vice President at Global Financial Development Corporation, providing financial consulting for emerging companies and focused on developing strategies for capital acquisition. Mr. Baron is a former Lieutenant Naval Officer in the US Navy, and Naval Aviator with 27 flight missions in support of the Desert Storm Campaign. He holds a Series 63 license with the National Association of Securities Dealers (NASD), as well as a license with the Florida Department of Insurance. Mr. Baron is a graduate of the University of Miami School of Law, US Navy Electronic Warfare College, and Howard University.

Forward-Looking Statements:

     Certain statements included in this press release are "forward-looking" statements, such as those relating to anticipated future revenues of the Company or success of the Company's business. Such forward-looking statements involve important risks and uncertainties that could significantly affect anticipated results in the future. Therefore, current or prospective investors are cautioned not to place undue reliance on any such forward-looking statements. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.